SECOND AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

dated as of November 1, 2007

among

DOLPHIN MALL ASSOCIATES LLC,
FAIRLANE TOWN CENTER LLC and
TWELVE OAKS MALL, LLC
as Borrowers,

THE LENDERS SIGNATORY HERETO, each as a Bank,

EUROHYPO AG, NEW YORK BRANCH,
as Administrative Agent and Lead Arranger,

COMERICA BANK,
as Co-Syndication Agent,

PNC BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agent

PB (USA) REALTY CORPORATION,
as Co-Documentation Agent,

JPMORGAN CHASE BANK, N.A.,
as Co-Documentation Agent,

and

CALYON NEW YORK BRANCH,
as Co-Documentation Agent

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS; ETC.	2

SECTION 1.01	Definitions.	2
SECTION 1.02	Accounting Terms.	17
SECTION 1.03	Computation of Time Periods.	17
SECTION 1.04	Rules of Construction.	17

ARTICLE II	LOANS	18

SECTION 2.01	The Loans.	18
SECTION 2.02	Purpose.	19
SECTION 2.03	Advances, Generally.	19
SECTION 2.04	Procedures for Advances.	19
SECTION 2.05	Additional Conditions to Advances.	20
SECTION 2.06	Interest Periods; Renewals.	20
SECTION 2.07	Interest.	21
SECTION 2.08	Fees.	21
SECTION 2.09	Notes.	21
SECTION 2.10	Prepayments.	22
SECTION 2.11	Termination of Commitments.	22
SECTION 2.12	Method of Payment.	22
SECTION 2.13	Elections, Conversions or Continuation of Loans.	23
SECTION 2.14	Minimum Amounts.	23
SECTION 2.15	Certain Notices Regarding Elections, Conversions and Continuations of Loans.	23
SECTION 2.16	Late Payment Premium.	24
SECTION 2.17	Letters of Credit.	24
SECTION 2.18	Extension Of Maturity.	25
SECTION 2.19	Additional Loan Commitments.	26

ARTICLE III	YIELD PROTECTION; ILLEGALITY; ETC.	27

SECTION 3.01	Additional Costs.	27
SECTION 3.02	Limitation on Types of Loans.	29
SECTION 3.03	Illegality.	29
SECTION 3.04	Treatment of Affected Loans.	30
SECTION 3.05	Certain Compensation.	30
SECTION 3.06	Capital Adequacy.	30
SECTION 3.07	Replacement of Banks.	30

ARTICLE IV	CONDITIONS PRECEDENT	30

SECTION 4.01	Conditions Precedent to the Initial Advance.	30
SECTION 4.02	Conditions Precedent to Advances After the Initial Advance.	30
SECTION 4.03	Deemed Representations.	30

ARTICLE V	REPRESENTATIONS AND WARRANTIES	30

SECTION 5.01	Due Organization.	30
SECTION 5.02	Power and Authority; No Conflicts; Compliance With Laws.	30
SECTION 5.03	Legally Enforceable Agreements.	30
SECTION 5.04	Litigation.	30
SECTION 5.05	Good Title to Properties.	30
SECTION 5.06	Taxes.	30
SECTION 5.07	ERISA.	30
SECTION 5.08	No Default on Outstanding Judgments or Orders.	30
SECTION 5.09	No Defaults on Other Agreements.	30
SECTION 5.10	Government Regulation.	30
SECTION 5.11	Environmental Protection.	30
SECTION 5.12	Solvency.	30
SECTION 5.13	Financial Statements.	30
SECTION 5.14	Valid Existence of Material Affiliates.	30
SECTION 5.15	Insurance.	30
SECTION 5.16	Separate Tax and Zoning Lot.	30
SECTION 5.17	Zoning and other Laws; Covenants and Restrictions.	30
SECTION 5.18	Utilities Available.	30
SECTION 5.19	Roads.	30
SECTION 5.20	Premises Documents and Leases.	30
SECTION 5.21	Accuracy of Information; Full Disclosure.	30
SECTION 5.22	Money Laundering.	30
SECTION 5.23	Ownership.	30

ARTICLE VI	AFFIRMATIVE COVENANTS	30

SECTION 6.01	Maintenance of Existence.	30
SECTION 6.02	Maintenance of Records.	30
SECTION 6.03	Maintenance of Insurance.	30
SECTION 6.04	Compliance with Laws; Payment of Taxes.	30
SECTION 6.05	Right of Inspection.	30
SECTION 6.06	Compliance With Environmental Laws.	30
SECTION 6.07	Payment of Costs.	30
SECTION 6.08	Maintenance of Properties.	30
SECTION 6.09	Reporting and Miscellaneous Document Requirements.	30
SECTION 6.10	Premises Documents; Leases.	30
SECTION 6.11	Compliance with Covenants, Restrictions and Easements.	30
SECTION 6.12	Management, Leasing and Service Contracts.	30
SECTION 6.13	Correction of Defects; Remediation.	30
SECTION 6.14	Estoppel Certificates.	30

ARTICLE VII	NEGATIVE COVENANTS	30

SECTION 7.01	Mergers Etc.	30
SECTION 7.02	Investments.	30
SECTION 7.03	Sale of Assets.	30
SECTION 7.04	Interest Rate Hedging.	30
SECTION 7.05	Control of Borrower.	30
SECTION 7.06	Certain Restrictions on Activities of TCI.	30
SECTION 7.07	Indebtedness.	30
SECTION 7.08	No Transfers or Encumbrances; Permitted Transfers.	30

ARTICLE VIII	FINANCIAL COVENANTS AND ADJUSTMENTS	30

SECTION 8.01	Financial Covenants.	30
SECTION 8.02	Certain Pro-Forma Adjustments.	30

ARTICLE IX	EVENTS OF DEFAULT	30

SECTION 9.01	Events of Default.	30
SECTION 9.02	Remedies.	30

ARTICLE X	ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS	30

SECTION 10.01	Appointment, Powers and Immunities of Administrative Agent.	30
SECTION 10.02	Reliance by Administrative Agent.	30
SECTION 10.03	Defaults.	30
SECTION 10.04	Rights of Administrative Agent as a Bank.	30
SECTION 10.05	Sharing of Costs by Banks; Indemnification of Administrative Agent.	30
SECTION 10.06	Non-Reliance on Administrative Agent and Other Banks.	30
SECTION 10.07	Failure of Administrative Agent to Act.	30
SECTION 10.08	Resignation or Removal of Administrative Agent.	30
SECTION 10.09	Amendments Concerning Agency Function.	30
SECTION 10.10	Liability of Administrative Agent.	30
SECTION 10.11	Transfer of Agency Function.	30
SECTION 10.12	Non-Receipt of Funds by Administrative Agent Adjustments.	30
SECTION 10.13	Withholding Taxes.	30
SECTION 10.14	Pro Rata Treatment.	30
SECTION 10.15	Sharing of Payments Among Banks.	30
SECTION 10.16	Possession of Documents.	30
SECTION 10.17	Minimum Commitment by Administrative Agent.	30

ARTICLE XI	NATURE OF OBLIGATIONS	30

SECTION 11.01	Absolute and Unconditional Obligations.	30
SECTION 11.02	Non-Recourse.	30

ARTICLE XII	MISCELLANEOUS	30

SECTION 12.01	Binding Effect of Request for Advance	30
SECTION 12.02	Amendments and Waivers	30
SECTION 12.03	Usury	30
SECTION 12.04	Expenses; Indemnification	30
SECTION 12.05	Assignment; Participation	30
SECTION 12.06	Addition and Release of Properties.	30
SECTION 12.07	Documentation Satisfactory	30
SECTION 12.08	Notices, Etc	30
SECTION 12.09	Setoff	30
SECTION 12.10	Gross-Up for Taxes	30
SECTION 12.11	Twelve Oaks Partial Releases	30
SECTION 12.12	Table of Contents; Headings	30
SECTION 12.13	USA Patriot Act Notice	30
SECTION 12.14	Severability	30
SECTION 12.15	Counterparts	30
SECTION 12.16	Integration	30
SECTION 12.17	Governing Law	30
SECTION 12.18	Waivers	30
SECTION 12.19	JURISDICTION; IMMUNITIES	30

EXHIBIT A	-	Assignment and Assumption Agreement
EXHIBIT B	-	Authorization Letter
EXHIBIT C-1	-	Note for Dolphin LLC
EXHIBIT C-2	-	Note for Fairlane LLC
EXHIBIT C-3	-	Note for TOLLC
EXHIBIT D	-	List of Material Affiliates
EXHIBIT E	-	Solvency Certificate
EXHIBIT F	-	Notice of Assignment of Lease
EXHIBIT G-1	-	Advance Request for Dolphin LLC
EXHIBIT G-2	-	Advance Request for Fairlane LLC
EXHIBIT G-3	-	Advance Request for TOLLC
EXHIBIT H	-	Acceptance Letter
EXHIBIT I	-	Insurance Requirements
EXHIBIT J	-	Dolphin Residual Parcels

SECOND AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT (“Agreement”) dated as of November 1, 2007, among DOLPHIN MALL ASSOCIATES LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Dolphin LLC”), FAIRLANE TOWN CENTER LLC, a limited liability company organized and existing under the laws of the State of Michigan (“Fairlane LLC”) and TWELVE OAKS MALL, LLC, a limited liability company organized and existing under the laws of the State of Michigan, as borrowers (“TOLLC”; Dolphin LLC, Fairlane LLC and TOLLC are each referred to herein as a “Borrower” and collectively as “Borrowers”), EUROHYPO AG, NEW YORK BRANCH, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, “Administrative Agent”), and EUROHYPO AG, NEW YORK BRANCH (in its individual capacity and not as Administrative Agent, “Eurohypo”) and the other lenders signatory hereto (Eurohypo, the other lenders signatory hereto and such other lenders who from time to time become Banks pursuant to Section 2.19, Section 3.07 or 12.05, each a “Bank” and collectively, the “Banks”); this Agreement is joined in by THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership (“TRG”), for the limited purposes set forth at the end of this Agreement.

WHEREAS, pursuant to the terms and conditions of that certain Secured Revolving Credit Agreement, dated as of October 13, 2004 (as amended, the “Original Credit Agreement”) by and among TRG, as borrower, Eurohypo, as agent and as a lender and the other lenders party thereto from time to time, extended credit to TRG pursuant to a revolving credit facility in the maximum principal amount of $350,000,000;

WHEREAS, the Original Credit Agreement was amended and restated by that certain Amended and Restated Secured Revolving Credit Agreement dated as of August 9, 2006 (the “Amended Credit Agreement”) under which the Borrowers became the borrowers of the obligations thereunder;

WHEREAS, Dolphin Mall Associates Limited Partnership, a Delaware limited partnership, has now been converted to a Delaware limited liability company named Dolphin Mall Associates LLC;

WHEREAS, this Agreement continues and restates the terms of the debt under the Amended Credit Agreement and is made by and between Borrowers, Administrative Agent and the Banks in substitution and replacement of the Amended Credit Agreement in its entirety;

WHEREAS, each Borrower desires that the Banks extend credit to them as provided for herein and subject to the terms and conditions hereof the Banks are prepared to extend such credit; and

WHEREAS, this Agreement sets forth the terms and conditions upon which the Banks have agreed to, inter alia, extend a secured revolving credit and facility to Borrowers up to $550,000,000 (subject to increase as set forth in Section 2.19);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Amended Credit Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS; ETC.

SECTION 1.01  Definitions.  As used in this Agreement the following terms have the following meanings:

“Acceptance Letter” has the meaning specified in Section 2.19(c).

“Actions” has the meaning specified in Section 5.04.

“Additional Costs” has the meaning specified in Section 3.01.

“Administrative Agent” has the meaning specified in the preamble.

“Administrative Agent’s Office” means Administrative Agent’s office located as set forth on its signature page hereof, or such other address in the United States as Administrative Agent may designate by notice to Borrowers and the Banks.

“Affected Bank” has the meaning specified in Section 3.07.

“Affected Loan” has the meaning specified in Section 3.04.

“Affiliate” means, with respect to any Person (the “first Person”), any other Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the first Person or (2) 10% or more of the beneficial interest in which is directly or indirectly owned or held by the first Person.  The term “control” means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Second Amended and Restated Secured Revolving Credit Agreement.

“Amended Credit Agreement” has the meaning specified in the Recitals to this Agreement.

“Anchors” means, for each Property, those department store companies which own, occupy and/or operate the related Anchor Stores.

“Anchor Stores” means, for each Property, those department stores located on parcels contiguous to such Property (together with the Nordstrom’s store at Twelve Oaks which is located on such Property) which, together with the Improvements on such Property at Fairlane and Twelve Oaks or any other property which has been added as a Property pursuant to the provisions of Section 12.06, are being operated as an integrated shopping center pursuant to the REA.

“Applicable Lending Office” means, for each Bank and for its LIBOR Loan or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrowers as the office by which its LIBOR Loan or Base Rate Loan, as applicable, is to be made and maintained.

“Applicable Margin” means with respect to Base Rate Loans and LIBOR Loans, the respective rates per annum determined, at any time, based on the Property Debt Yield at the time, in accordance with the table below (any change in the Property Debt Yield, including any change pursuant to Section 2.05, causing it to move to a different range on said table shall effect an immediate change as of the date that financial results are or are required to be reported, whichever is earlier pursuant to this Agreement for the calendar quarter for which Property Debt Yield is being determined or, in the case of an adjustment pursuant to Section 2.05, as of the date specified in said Section, in the Applicable Margin).

Property Debt Yield	Applicable Margin for Base Rate Loans (% per annum)	Applicable Margin for LIBOR Loans (% per annum)
Greater than 15%	-0-	0.70
Less than or equal to 15%	-0-	0.85

“Appraised Value” shall mean (i) with respect to each of Dolphin, Fairlane and Twelve Oaks, the “as is” appraised value of each such Property as determined pursuant to Section 4.01(7) prior to or at the time of execution hereof (as updated only by any reappraisal obtained to comply with Section 2.01(f) or Section 12.06(c)(iv)) and (ii) with respect to each Property added as security for the Obligations pursuant to Section 12.06, the appraised value of such Property as determined pursuant to Section 12.06(b) immediately prior to such Property being added as security for the Obligations (as updated only by any reappraisal obtained to comply with Section 2.01(f) or Section 12.06(c)(iv)).  Each such appraisal shall be commissioned by the Administrative Agent at the Borrower’s expense and shall be satisfactory to the Required Banks.

“Assignee” has the meaning specified in Section 12.05.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT A, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with the terms of this Agreement.

“Assignment of Contracts” means for each Property, an assignment by the applicable Borrower to Administrative Agent of all of such Borrower's right, title and interest in and to contracts, permits, warranties and other similar items relating to the applicable Property to the extent assignable, as amended and restated simultaneously herewith.

“Authorization Letter” means a letter agreement executed by Borrowers in the form of EXHIBIT B.

“Availability” means, at any time with respect to any Bank and any Borrower, the excess of (x) such Bank’s Pro Rata Share of such Borrower’s Maximum Borrower Availability over (y) the sum of (i) the outstanding Loans by such Bank to such Borrower and (ii) such Bank’s Pro Rata Share of the outstanding Letters of Credit issued on behalf of such Borrower.

“Bank” and “Banks” have the respective meanings specified in the preamble.

“Bank Parties” means Administrative Agent and the Banks.

“Banking Day” means (1) any day on which commercial banks are not authorized or required to close in New York, New York and (2) whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

“Banks’ L/C Fee Rate” has the meaning specified in Section 2.17(g).

“Bank Reply Period” has the meaning specified in Section 12.02.

“Base Rate” means, for any day, the higher of (1) the Federal Funds Rate for such day plus 0.50% or (2) the Prime Rate for such day.

“Base Rate Loan” means all or any portion (as the context requires) of a Bank’s Loan which shall accrue interest at a rate determined in relation to the Base Rate.

“Borrower” has the meaning specified in the preamble and includes any New Borrower that becomes a Borrower pursuant to Section 12.06.

“Borrower Financial Statement” means, for each Borrower, a balance sheet and related statement of operations, income statement, accumulated deficiency in assets and cash flows of such Borrower, with annual financial statements (with footnotes thereto) to be prepared in accordance with GAAP and audited.

“Borrower Party” means each of TRG and any Borrower.

“Borrower Partners” has the meaning specified in Section 11.02(b).

“Borrowing Base Value” for each Property means sixty-five percent (65%) of the Appraised Value of such Property, provided that in no event may the Borrowing Base Value for Dolphin exceed the maximum principal amount secured by the Mortgage on Dolphin on which documentary and intangible taxes have been paid.

“Capital Lease” means any lease which has been capitalized on the books of the lessee in accordance with GAAP.

“Capitalization Value” means, at any time, the sum of (1) Combined EBITDA for the twelve (12)-month period ending with the most recently ended calendar quarter, capitalized at an annual rate equal to 7.0%, (2) TRG’s beneficial share of unrestricted Cash and Cash Equivalents (i. e., Cash and Cash Equivalents that are not pledged or the use of which is not restricted by the terms of any document or agreement) of TRG and its Consolidated Businesses and UJVs and (3) without duplication, the cost basis of properties of TRG under development.  For the purposes of this definition, in no event shall (x) properties under development constitute in excess of 15% of Capitalization Value or (y) leasing commissions payable by third parties and/or management and development fees contribute to greater than 5% of Capitalization Value.

“Cash and Cash Equivalents” means (1) cash, (2) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government, (3) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the Laws of the United States, any state thereof or the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 or better by S&P or P-1 or better by Moody’s, provided that the maturities thereof shall not exceed one (1) year from the date of acquisition and (4) shares of Fidelity Institutional Money Market Fund or comparable money market funds.

“Closing Date” means the date this Agreement has been executed by all parties.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means the Mortgaged Property under each Mortgage and any other collateral now or hereafter given for the Loans.

“Combined EBITDA” means, for any period of time, (1) revenues less operating costs (including general and administrative expenses) before interest, depreciation and amortization and unusual items for TRG and its Consolidated Businesses (including, without limitation, non-recurring items such as gains or losses from asset sales) and adjusted to eliminate the effects of straight lining of rents plus (2) TRG’s beneficial interest in revenues less operating costs (including general and administrative expenses) before interest, depreciation and amortization and unusual items (after eliminating appropriate intercompany amounts) (including, without limitation, non-recurring items such as gains or losses from asset sales) and adjusted to eliminate the effects of straight lining of rents applicable to each of the UJVs.  For purposes of this definition, gains or losses from peripheral land sales, to the extent such gains or losses total less than $5,000,000 in any twelve (12)-month period, shall be included in Combined EBITDA.

“Consolidated Businesses” means, collectively (1) each Affiliate of TRG, all of the equity interests of which are, or, under GAAP, are deemed to be, owned by TRG and (2) Taub-Co Management Inc., The Taubman Company LLC and their respective Affiliates so long as more than 90% of the equity interests in the entities referred to in this clause (2) are owned directly or indirectly by TRG.

“Consolidated Outstanding Indebtedness” means, as of any time, all indebtedness and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases), secured or unsecured, of TRG and all indebtedness and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases), secured or unsecured, attributable to TRG’s beneficial interest in its Consolidated Businesses, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness secured by cash and cash equivalent securities, as reflected in the TRG Consolidated Financial Statements.

“Contingent Liabilities” means the sum of (1) those liabilities, as determined in accordance with GAAP, set forth and quantified as contingent liabilities in the notes to the TRG Consolidated Financial Statements and (2) contingent liabilities, other than those described in the foregoing clause (1), which represent direct payment guaranties of TRG; provided, however, that Contingent Liabilities shall exclude contingent liabilities which represent the “Other Party’s Share” of “Duplicated Obligations” (as such quoted terms are hereinafter defined).  “Duplicated Obligations” means, collectively, all those payment guaranties in respect of Debt of UJVs for which TRG and another party are jointly and severally liable, where the other party is, in the sole judgment of the Required Banks, capable of satisfying the Other Party’s Share of such obligation; and “Other Party’s Share” means such other party’s fractional beneficial interest in the UJV in question.

“Continue”, “Continuation” and “Continued” refer to the continuation pursuant to Section 2.13 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

“Convert”, “Conversion” and “Converted” refer to a conversion pursuant to Section 2.13 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Loan from one Applicable Lending Office to another.

“Debt” means  (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations), (2) obligations as lessee under Capital Leases, (3) current liabilities in respect of unfunded vested benefits under any Plan, (4) obligations in respect of letters of credit issued for the account of any Person, (5) all obligations arising under bankers’ or trade acceptance facilities, (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

“Default” means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

“Default Rate” means a rate per annum equal to (1) with respect to Base Rate Loans, a variable rate 3% above the rate of interest then in effect thereon (including the Applicable Margin) and (2) with respect to LIBOR Loans, a fixed rate 3% above the rate(s) of interest in effect thereon (including the Applicable Margin) at the time of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate 3% above the rate of interest for a Base Rate Loan (including the Applicable Margin).

“Disposition” means a sale (whether by assignment, transfer or Capital Lease) of an asset.

“Distributable Cash Flow” means Funds From Operations.

“Dollars” and the sign “$” mean lawful money of the United States.

“Dolphin” means the parcel(s) of real property owned by Dolphin LLC located in Miami, Florida, together with the Improvements thereon owned by Dolphin LLC.

“Dolphin LLC” has the meaning set forth in the preamble to this Agreement.

“Dolphin Sublimit” means an aggregate principal amount of $139,937,956.17, as modified from time to time in accordance with Section 2.01(f) below.

“Elect”, “Election” and “Elected” refer to election, if any, by Borrower pursuant to Section 2.13 to have all or a portion of an advance of the Loans be outstanding as LIBOR Loans.

“Engineering Consultant” means IVI Due Diligence, Inc. or other firm designated by Administrative Agent from time to time for any Property.

“Environmental Discharge” means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

“Environmental Law” means any Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Environmental Notice” means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person (1) affecting or relating to any Borrower’s or TRG’s compliance with any Environmental Law in connection with any activity or operations at any time conducted by any Borrower or TRG, (2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower’s or TRG’s locations or facilities (including each of the Properties), including, without limitation, (a) the existence of any contamination or possible or threatened contamination at any such location or facility and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof or (3) relating to any violation or alleged violation of any relevant Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, including any rules and regulations promulgated thereunder.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of organizations (within the meaning of Section 414(b) of the Code) as a Borrower or is under common control (within the meaning of Section 414(c) of the Code) with any Borrower or TRG or any organization which is required to be treated as a single employer with any Borrower or TRG under Sections 414(m) or 414(o) of the Code.

“Eurohypo” has the meaning specified in the preamble.

“Event of Default” has the meaning specified in Section 9.01.

“Existing Bank” has the meaning specified in Section 2.19(c).

“Existing Credit Facility” means that certain $350,000,000.00 credit facility made pursuant to the Amended Credit Agreement.

“Extension Option” has the meaning specified in Section 2.18.

“Facility Fee” has the meaning specified in Section 2.08.

“Fairlane” means the parcel(s) of real property owned by Fairlane LLC located in Dearborn, Michigan, together with the Improvements thereon owned by Fairlane LLC.

“Fairlane LLC” has the meaning set forth in the preamble to this Agreement.

“Fairlane Sublimit” means an aggregate principal amount of $80,000,000.00, as modified from time to time in accordance with Section 2.01(f) below.

“Federal Funds Rate” means, for any day, the rate per annum (expressed on a 360-day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day provided that (1) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Banking Day as so published on the next succeeding Banking Day and (2) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three (3) Federal Funds brokers to Administrative Agent on such day on such transactions.

“Fiscal Year” means each period from January 1 to December 31.

“Fixed Charges” means, for any period of time, the sum of (1) Interest Expense, (2) dividends payable on preferred equity interests and (3) all scheduled principal payments made or required to be made during such period on Debt of TRG and that attributable to TRG’s beneficial interest in its Consolidated Business and UJVs, excluding, however, balloon payments of principal due upon the stated maturity of any such Debt.

“Funds From Operations” means, for any period of time, net income of TRG and its Consolidated Businesses, as determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property and without taking into account straight-lining of rents, plus depreciation related to real estate and amortization, less amounts distributed by TRG as preferred distributions, and after adjustments to reflect TRG’s pro rata share of UJVs (which will be calculated to reflect Funds From Operations on the same basis).  For purposes of this definition, gains or losses from peripheral land sales, to the extent such gains or losses total less than $5,000,000 in any twelve (12)-month period, shall be included in Funds From Operations.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.13 (except for changes concurred in by TRG’s Accountants).

“Good Faith Contest” means the contest of an item if (1) in the case of a contest of taxes or similar charges regarding any Property or the Improvements thereon, the applicable Borrower has given Administrative Agent prompt notice thereof, (2) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (3) adequate reserves are established with respect to the contested item, (4) during the period of such contest, the enforcement of any contested item is effectively stayed and (5) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Change.

“Governmental Approvals” means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government List” means (a) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (b) any other list of terrorists, terrorist organization or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that is included in “Governmental Lists”, or (c) any similar list maintained by the Untied States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United State of America.

“Guarantors” means collectively, TRG, Fairlane LLC and TOLLC.

“Guaranty” means the joint and several Guaranty of Payment, dated the date hereof, of Borrowers’ obligations hereunder and under the Notes, from the Guarantors to the Banks, and including any guaranty of said obligations executed and delivered by a Person who becomes a Borrower subsequent to the date hereof pursuant to the provisions of Section 12.06.

“Hazardous Materials” means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

“Improvements” means, for each Property, all improvements now or hereafter located thereon, other than improvements owned by tenants or utility companies.

“Indemnified Party” has the meaning specified in Section 12.04.

“Indemnity” means, for each Property, an agreement (as amended and restated simultaneously herewith) from TRG and the applicable Borrower whereby, among other things, the Banks and Administrative Agent are indemnified regarding Hazardous Materials, and including any such agreement executed and delivered by TRG and a Person who becomes a Borrower subsequent to the date hereof pursuant to the provisions of Section 12.06.

“Initial Advance” means the first advance of proceeds of the Loans.

“Interest Expense” means, for any period of time, the consolidated interest expense (without deduction of consolidated interest income) of TRG and its Consolidated Businesses, including, without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation in respect of any Capital Lease obligation allocable to interest expense in accordance with GAAP, (2) the amortization of Debt discounts and premiums, (3) any payments or receipts (other than up-front fees) with respect to interest rate swap or similar agreements, (4) any dividends attributable to any equity security which may be converted into a debt security of TRG at any time or is mandatorily redeemable for cash within twenty (20) years from its initial issuance and (5) the interest expense and items listed in clauses (1) through (4) above applicable to each of the UJVs multiplied by TRG’s respective beneficial interests in the UJVs (it being understood that the items listed in clauses (1), (2) and (3) above shall be considered part of Interest Expense even if, due to a change in GAAP, such items would no longer be considered interest expense under GAAP).

“Interest Period” means, with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as a Borrower may select pursuant to Section 2.06, on the numerically corresponding day in the first, second, third, sixth, ninth or twelfth (or, if available to all of the Banks, other periods) calendar month thereafter (it being understood, however, that Interest Periods may have other durations, including periods of less than one month, subject to availability to all of the Banks and to Administrative Agent’s consent), provided that, in any case, each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

“Investment” has the meaning specified in Section 7.02.

“Law” means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

“Letter of Credit” has the meaning specified in Section 2.17(a).

“Leverage Ratio” means the ratio, expressed as a percentage, of Total Outstanding Indebtedness to Capitalization Value.

“LIBOR Base Rate” means, with respect to any Interest Period pertaining to a LIBOR Loan, the rate per annum that appears on Moneyline Telerate Page 3750 at approximately 11:00 a.m. (London time) on the date (the “LIBOR Determination Date”) two (2) Banking Days prior to the first day of the applicable Interest Period, for amounts comparable to the LIBOR Loan in question for the same period of time as such Interest Period, or, if such rate does not appear on Moneyline Telerate Page 3750 as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date, the rate for deposits in Dollars for a period comparable to the applicable Interest Period, as determined by Administrative Agent acting reasonably.  For purposes of the foregoing definition, “Moneyline Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollar deposits).

“LIBOR Interest Rate” means, for any LIBOR Loan, a rate per annum determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period.

“LIBOR Loan” means all or any portion (as the context requires) of any Bank’s Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

“LIBOR Reserve Requirement” means, for any LIBOR Loan, the rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained during the Interest Period for such LIBOR Loan under Regulation D by the applicable Bank against “Eurocurrency liabilities” (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves actually required to be maintained by any Bank by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of “LIBOR Base Rate” in this Section 1.01 or (2) any category of extensions of credit or other assets which include loans the interest rate on which is determined on the basis of rates referred to in said definition of “LIBOR Base Rate”.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

“Loan” and “Loans” have the respective meanings specified in Section 2.01.

“Loan Commitment” means, with respect to each Bank, the obligation to make a Loan in the principal amount set forth below its signature on its respective signature page hereto or in the applicable Assignment and Assumption Agreement, as such amount may be modified from time to time in accordance with the provisions of Section 2.11, 3.07 or 12.05, together with additional or increased Loan Commitments issued by Existing Banks or New Banks pursuant to Section 2.19.

“Loan Documents” means this Agreement, the Notes, the Guaranty, the Mortgage and related Uniform Commercial Code financing statements for each Property, the Indemnity for each Property, the Assignment of Contracts for each Property, the Authorization Letter and the Solvency Certificates.

“Major Lease” means a lease demising 5,000 SFGLA or more of the Improvements on any Property.

“Material Adverse Change” means either (1) a material adverse change in the status of the business, results of operations, financial condition, property or prospects of TRG or any Borrower or (2) any event or occurrence of whatever nature which is likely to (x) have a material adverse effect on the ability of TRG or any Borrower to perform its obligations under the Loan Documents or (y) create, in the sole and absolute judgment (reasonably exercised) of Administrative Agent, a material risk of sale or forfeiture of any of the Mortgaged Property (other than an immaterial portion thereof) under any Mortgage or otherwise materially impair any of the Mortgaged Property under any Mortgage or the Banks’ rights therein.

“Material Affiliate” means the material Affiliates of TRG which own or lease operating shopping centers or shopping centers under construction, together with (or excluding) any Affiliates of TRG which are hereafter from time to time reasonably determined by Administrative Agent to be material (or no longer material), upon notice to Borrowers and the Banks, based upon the most recent TRG Consolidated Financial Statements.

“Maturity Date” means February 14, 2011, subject to extension in accordance with Section 2.18.

“Maximum Borrower Availability” means, for any Borrower, the lesser of (x) such Borrower’s Sublimit as then in effect and (y) Property EBITDA for such Borrower’s Property for the twelve (12) month period ending with the last calendar quarter for which a compliance certificate was required to be submitted pursuant to Section 6.09(3) divided by 0.12.

“Minority Interest” has the meaning specified in Section 7.02.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means, for each Property, the Mortgage (or Deed of Trust), Assignment of Leases and Rents and Security Agreement in respect thereof from the applicable Borrower for the benefit of Administrative Agent, as agent for the Banks, to secure the payment and performance of the Obligations of such Borrower, as amended and restated simultaneously herewith.

“Mortgaged Property” means, for each Property, the applicable Borrower’s interest in the Property, the Improvements thereon and all other property constituting the “Mortgaged Property”, as said quoted term is defined in the applicable Mortgage.

“Multiemployer Plan” means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

“New Bank” has the meaning specified in Section 2.19(c).

“New Borrower” has the meaning specified in Section 12.06(a).

“New Borrower Note” has the meaning specified in Section 2.19(c).

“New Note” has the meaning specified in Section 2.19(c).

“Net Worth” means the excess of  Capitalization Value over Total Outstanding Indebtedness.

“Non-Excluded Taxes” has the meaning specified in Section 12.10.

“Note” and “Notes” have the respective meanings specified in Section 2.09.

“Notice to Extend” has the meaning specified in Section 2.18.

“Obligations” means each and every obligation, promise, covenant and agreement of any Borrower or TRG, now or hereafter existing, contained in this Agreement, the Notes and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, late charges, indemnities or otherwise, and any amendments, supplements, extensions, renewals or replacements of any of said documents, including but not limited to, all indebtedness, obligations and liabilities (and all increases or additions thereto) of any Borrower or TRG to Administrative Agent or any Bank now existing or hereafter incurred under or arising out of or in connection with this Agreement, the Notes, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of any Borrower or TRG under any instrument now or hereafter evidencing or securing any of the foregoing.

“OFAC” means the Office of Foreign Assets Control, United States Department of the Treasury, or any other office, agency or department that succeeds to the duties of OFAC.

“Original Credit Agreement” has the meaning specified in the Recitals to this Agreement.

“Outstanding Percentage” has the meaning specified in Section 2.19(d).

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” and “Participation” have the respective meanings specified in Section 12.05.

“Payor” has the meaning specified in Section 10.12.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower, TRG or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Premises Documents” means, for each Property, the REA for such Property and the other “Premises Documents,” as such term is defined in the Mortgage for such Property.

“presence”, when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

“Prime Rate” means as determined by Eurohypo on a daily basis, its United States “prime rate” as announced from time to time by Eurohypo.

“Pro Rata Share” means, for purposes of this Agreement and with respect to each Bank, a fraction, the numerator of which is the amount of such Bank’s Loan Commitment and the denominator of which is the Total Loan Commitment.

“Prohibited Person” means any Person identified on a Government List or any other Person with whom Banks may not conduct business or transactions by prohibition of federal law or Executive Order of the President of the United States of America.

“Prohibited Transaction” means any transaction proscribed by Section 406 of ERISA or Section 4975 of the Code as to which no statutory or administrative exemption applies.

“Property” means, respectively, each of Dolphin, Twelve Oaks, Fairlane and any other property which has been added as a Property pursuant to the provisions of Section 12.06, excluding, however, any Property released pursuant to said Section.  (“Properties” is the collective reference to all such properties.)

“Property Approval Request” has the meaning specified in Section 12.06(b).

“Property Debt Yield” means, for any calendar quarter, the ratio (expressed as a percentage) of (1) Property EBITDA for the twelve (12)-month period ending with such calendar quarter to (2) the outstanding principal balance under the Notes plus the total outstanding amount of Letters of Credit as of the end of such calendar quarter.

“Property EBITDA” means that portion of Combined EBITDA attributable to the Properties, provided that Combined EBITDA attributable to Dolphin shall be excluded from Property EBITDA to the extent Combined EBITDA attributable to Dolphin exceeds twelve percent (12%) of the Dolphin Sublimit.

“REA” means, for each Property, any reciprocal easement and operating or similar agreement by and among the applicable Borrower and the Anchors (together with any agreements supplemental or incidental thereto) pursuant to which the Improvements and the related Anchor Stores are being operated as an integrated regional shopping center.  The REA for each Property is more particularly described in the Mortgage for such Property.

“Regulation D” and “Regulation U” mean, respectively, Regulations D and U of the Board of Governors of the Federal Reserve System, or any similar Law from time to time in effect.

“Regulatory Change” means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Related Entity” means, as to any Person, (1) any Affiliate of such Person; (2) any other Person into which, or with which, such Person is merged, consolidated or reorganized,  or that  is otherwise a  successor to such Person by operation of law, or which  acquires all or substantially all of the assets of such Person; (3) any other Person that is a successor to the business operations of such Person and engages in substantially the same activities; or (4) any Affiliate of the Persons described in clauses (2) and (3) of this definition.  For purposes of this definition, the provisions of clause (2) of the definition of Affiliate shall be disregarded.

“Relevant Documents” has the meaning specified in Section 11.02.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA.

“Required Banks” means at any time the Banks having Loan Commitments aggregating at least 66-2/3% of the aggregate amount of all Loan Commitments; provided, however, that during the existence of an Event of Default, the “Required Banks” shall be the Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans.

“Required Payment” has the meaning specified in Section 10.12.

“Replacement Bank” and “Replacement Notice” have the respective meanings specified in Section 3.07.

“Restricted Payment” has the meaning specified in Section 8.01(5).

“SFGLA” means square feet of gross leaseable area.

“Solvency Certificate” means a certificate in substantially the form of EXHIBIT E.

“Solvent” means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged and (5) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person’s obligations.  Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies.

“Sublimit” shall mean each of the Dolphin Sublimit, the Fairlane Sublimit and the Twelve Oaks Sublimit, together with any Sublimit established for a New Borrower.  (“Sublimits” is the collective reference to all such Sublimits.)

“Super Majority Banks” means Banks (which must include the Administrative Agent) having Loan Commitments aggregating at least eighty percent (80%) of the aggregate amount of all Loan Commitments.

“Supplemental Fee Letter” means that certain letter agreement dated of even date herewith among Eurohypo and Borrowers.

“Supplemental Note” has the meaning specified in Section 2.19(c).

“TCI” means Taubman Centers, Inc., a Michigan corporation, TRG’s managing general partner.

“TCI Financial Statements” means the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of TCI, prepared in accordance with GAAP.

“Title Insurer” means, for each Property, the issuer(s) of the title insurance policy(ies) insuring the Mortgage thereon.

“TOLLC” has the meaning set forth in the preamble to this Agreement.

“TOLLC Sublimit” means an aggregate principal amount of $330,062,043.83, as modified from time to time pursuant to Section 2.01(f) below.

“Total Loan Commitment” means the sum of the Loan Commitments of all the Banks.  The Total Loan Commitment as of the date hereof is $550,000,000.

“Total Outstanding Indebtedness” means the sum, without duplication, of (1) Consolidated Outstanding Indebtedness, (2) TRG’s Share of UJV Combined Outstanding Indebtedness and (3) Contingent Liabilities.

“TRG Consolidated Financial Statements” means the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows of TRG with annual financial statements (with footnotes thereto) to be prepared in accordance with GAAP and audited.

“TRG Partners” has the meaning specified in Section 11.02(a).

“TRG’s Accountants” means KPMG LLP, or such other accounting firm(s) selected by TRG and reasonably acceptable to the Required Banks.

“TRG’s Share of UJV Combined Outstanding Indebtedness” means the sum of the indebtedness of each of the UJVs contributing to UJV Combined Outstanding Indebtedness multiplied by TRG’s respective beneficial interests in each such UJV.

“Twelve Oaks” means the parcel(s) of real property owned by TOLLC located in Novi, Michigan, together with the Improvements thereon owned by TOLLC.

“UJV Combined Outstanding Indebtedness” means, as of any time, all indebtedness and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases), secured or unsecured, of the UJVs, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness secured by cash and cash equivalent securities, as reflected in the balance sheets of each of the UJVs, prepared in accordance with GAAP.

“UJVs” means the unconsolidated joint ventures in which TRG owns a beneficial interest and which are accounted for under the equity method in the TRG Consolidated Financial Statements.

“United States” and “U.S.” mean The United States of America.

SECTION 1.02  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

SECTION 1.03  Computation of Time Periods.  Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and words “to” and “until” each means “to but excluding”.

SECTION 1.04  Rules of Construction.  Except as otherwise provided or indicated, when used in this Agreement (1) “or” is not exclusive, (2) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law, (3) a reference to a Person includes its permitted successors and permitted assigns, (4) all references to the singular shall include the plural and viceversa, (5) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents, (6) all references to Articles, Sections, Exhibits or Schedules shall be to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (7) “hereunder”, “herein”, “hereof” and the like refer to this Agreement as a whole and (8) all Exhibits and Schedules to this Agreement shall be incorporated into this Agreement.

ARTICLE II

THE LOANS

SECTION 2.01  The Loans.

(a)  Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make a revolving loan to each Borrower up to such Bank’s Pro Rata Share of such Borrower’s Sublimit.  Each Bank shall from time to time advance and re-advance to Borrower an amount equal to such Bank’s Availability to such Borrower (each such loan by a Bank, a “Loan”; such loans, collectively, the “Loans”).  Each borrowing of the Loans shall be made by Dolphin LLC, Fairlane LLC or TOLLC or simultaneously by any of Dolphin LLC, Fairlane LLC or TOLLC and shall be the separate obligation of the Borrower making such borrowing and not of the other Borrowers; provided that pursuant to the Guaranty, inter alia, Fairlane LLC and TOLLC shall guaranty each other’s Obligations and the Obligations of Dolphin LLC (so that (i) Fairlane LLC and TOLLC shall, as guarantors, be liable subject to the limitations set forth in the Guaranty, for each other’s Obligations and (ii) Fairlane LLC and TOLLC shall also, as guarantors, be liable, subject to the limitations set forth in the Guaranty, for the Obligations of Dolphin LLC, but Dolphin LLC shall not be liable for the Obligations of Fairlane LLC or TOLLC).  Each borrowing by a Borrower shall be made ratably from the Banks in proportion to their respective Pro Rata Shares.

(b)  For purposes of determining usage of a Bank’s Loan Commitment (or Sublimit), a Bank’s Pro Rata Share of the amount of outstanding Letters of Credit shall be deemed to be advanced to TOLLC.

(c)  Within the limits set forth herein, each Borrower may borrow from time to time under this Section 2.01 and prepay from time to time pursuant to Section 2.10 (subject, however, to the restrictions on prepayment set forth in such Section) and thereafter re-borrow amounts which have been repaid pursuant to this Section 2.01.

(d)  The Loans may be outstanding as (1) Base Rate Loans, (2) LIBOR Loans or (3) a combination of the foregoing, as a Borrower shall elect and notify Administrative Agent in accordance with Section 2.15.  The LIBOR Loan and Base Rate Loan of each Bank shall be maintained at such Bank’s Applicable Lending Office for its LIBOR Loan and Base Rate Loan, respectively.

(e)  The obligations of the Banks under this Agreement are several, and no Bank shall be responsible for the failure of any other Bank to make any advance of a Loan to be made by such other Bank.  However, the failure of any Bank to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Bank of its obligation to make any advance of its Loan specified hereby to be made on such date.

(f)  Borrowers may reallocate the Sublimits between them (and any New Borrower) no more frequently that once per quarter and no more frequently than twice per annum by not less than twenty-one (21) days’ prior written notice to Administrative Agent (who shall promptly forward such notice to the Banks).  Each proposed Sublimit must be such that at the time such Sublimit becomes effective such Sublimit for the applicable Property does not exceed the Borrowing Base Value of such Property.  (In order to increase the Sublimit for Dolphin above the current amount, Dolphin LLC will be required to amend the Mortgage on Dolphin so as to increase the amount secured thereby, pay the required documentary and intangible taxes and increase the amount of Lender’s title insurance policy with respect to Dolphin).  If Borrowers request that the Sublimit of a Property be increased by more than fifteen percent (15%) above the Sublimit as originally established in this Agreement and the Appraised Value of such Property was based on an appraisal prepared (as last updated) more than one (1) year prior to the Borrowers’ notice, then at the request of Administrative Agent (which request must be made within ten (10) Banking Days after notification to Administrative Agent of such proposed increase) Administrative Agent shall (at Borrowers’ expense) obtain an update of the Appraised Value of such Property, in which event the effective date of such increased Sublimit shall be delayed until such current Appraised Value is determined.  At any time a Sublimit is changed, Borrowers shall execute replacement notes as necessary to evidence any such changed Sublimit.  The Sublimits shall not at any time aggregate in excess of the Total Loan Commitment.

SECTION 2.02  Purpose.  Each Borrower shall use the proceeds of the Loans for general business purposes, including distributions to TRG for TRG’s general business purposes.  In no event shall proceeds of the Loans be used for any illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U.

SECTION 2.03  Advances, Generally.  The Initial Advance shall be made upon satisfaction of the conditions set forth in Section 4.01.  Subsequent advances shall be made no more frequently than weekly upon satisfaction of the conditions set forth in Section 4.02.  The amount of each advance to each Borrower subsequent to the Initial Advance shall be in the minimum amount of $1,000,000 (unless less than $1,000,000 is available for disbursement pursuant to the terms hereof at the time of any subsequent advance, in which case the amount of such subsequent advance shall be equal to such remaining availability) and in integral multiples of $100,000 above such amount.

SECTION 2.04  Procedures for Advances.  Each Borrower requesting an advance shall submit to Administrative Agent a request for each advance hereunder, in the form of EXHIBIT G-1 for Dolphin LLC, EXHIBIT G-2 for Fairlane LLC and EXHIBIT G-3 for TOLLC, stating the amount requested by such Borrower and certifying the purpose for which such advance is to be used, no later than 12:00 Noon (New York time) on the date (x) in the case of LIBOR Loans, three (3) Banking Days, and (y) in the case of Base Rate Loans, one (1) Banking Day prior to the date the advance is to be made. Administrative Agent, upon its receipt and approval of the requisite documents for the advance, will so notify the Banks either by telephone or by facsimile.  Not later than 11:00 a.m. (New York time) on the date of each advance, each Bank shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent’s Office and in immediately available funds for the account of the applicable Borrower.  The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to the applicable Borrower, in immediately available funds, by Administrative Agent’s either, at the applicable Borrower’s option, crediting an account of the applicable Borrower designated by such Borrower and maintained with Administrative Agent at Administrative Agent’s Office or wiring said amount to another account of Borrower designated by it in its request for advance.

SECTION 2.05  Additional Conditions to Advances.  Each advance of the Loans shall be subject, in addition to the other limitations and conditions set forth herein, to, at Administrative Agent’s request, Administrative Agent’s receipt of a certificate, of the sort required by paragraph (3)(b) of Section 6.09, which shall demonstrate each Borrower’s and TRG’s compliance, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by each Borrower and TRG (and taking into account pro-forma adjustments for all acquisitions and Dispositions subsequent to the end of such quarter required to be reported pursuant to paragraph (6) of Section 6.09), with all covenants enumerated in said paragraph (3)(b), assuming that the amount that will be outstanding under the Loans following the making of the advance that is being requested was outstanding as of the end of such most recently ended calendar quarter.

For purposes of the definition of “Applicable Margin” in Section 1.01, the Property Debt Yield shall be adjusted in accordance with the foregoing covenant compliance calculations (i) as of the date of each advance of the Loans, (ii) as of each date that financial results are or were required to be reported in accordance with Section 6.09(3), whichever is earlier, and (iii) as of the date of release or addition of a Property in accordance with Section 12.06.

SECTION 2.06  Interest Periods; Renewals.  In the case of the LIBOR Loans, each Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations:  (1) no Interest Period may extend beyond the Maturity Date, (2) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day and (3) only three (3) discrete segments for each Borrower of a Bank’s Loan bearing interest at a LIBOR Interest Rate, for a designated Interest Period, pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Bank’s Loan corresponding to a proportionate segment of each of the other Banks’ Loans).

Upon notice to Administrative Agent as provided in Section 2.15, the applicable Borrower may Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above.  If a Borrower shall fail to give notice to Administrative Agent of such a Continuation, such Borrower’s LIBOR Loan shall automatically become a Base Rate Loan on the last day of the current Interest Period.

SECTION 2.07  Interest.  Each Borrower shall pay interest to Administrative Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of its Loans, at a rate per annum as follows:  (1) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin and (2) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the Applicable Margin.  In addition, from and after the occurrence of an Event of Default, the outstanding and unpaid principal amount of the Loans shall bear interest at the Default Rate.

The interest rate on Base Rate Loans shall change, without notice or demand of any kind, effective as of the day when the Base Rate changes.  Interest on Base Rate Loans and LIBOR Loans shall not exceed the maximum amount permitted under applicable law.  Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of Base Rate Loans and LIBOR Loans, three hundred sixty (360) days.

Accrued interest shall be due and payable in arrears upon and with respect to any payment or prepayment of principal and on the first Banking Day of each calendar month; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.

SECTION 2.08  Fees.

(a)    Borrowers shall, during the term of the Loans, pay to Administrative Agent (in proportion to their respective Sublimits) for the account of each Bank a facility fee (the “Facility Fee”) computed on the daily Loan Commitment of such Bank (irrespective of usage), at a rate per annum equal to 0.15%, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.  The accrued facility fee shall be due and payable quarterly in arrears on the first Banking Day of each calendar quarter, commencing on the first such date after the Closing Date, and upon the Maturity Date (as stated, by acceleration or otherwise) or earlier termination of the Loan Commitments.

(b)  Borrowers shall pay, to Administrative Agent, for the accounts of the parties specified therein, the fees provided for, on the dates specified, in the Supplemental Fee Letter.

SECTION 2.09  Notes.  The Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of the applicable Borrower in the form of EXHIBIT C-1 for Dolphin LLC, EXHIBIT C-2 for Fairlane LLC and EXHIBIT C-3 for TOLLC, duly completed and executed by the applicable Borrower, in a principal amount equal to such Bank’s Loan Commitment allocable to such Borrower, payable to such Bank for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, including any substitute or additional note(s) pursuant to Section 2.19, 3.07 or 12.05, a “Note”; all such notes, collectively, the “Notes”).  The Notes shall mature, and all outstanding principal and accrued interest and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated.

Each Bank is hereby authorized by each Borrower to endorse on the schedule attached to the Notes held by it, the amount of each advance, and each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loan made by such Bank.  The failure by any Bank to make such notations with respect to its Loan or each advance or payment shall not limit or otherwise affect the obligations of any Borrower under this Agreement, the Notes or otherwise in respect of the Loans.

In case of any loss, theft, destruction or mutilation of any Bank’s Note, the applicable Borrower shall, upon its receipt of an affidavit of an officer of such Bank as to such loss, theft, destruction or mutilation and an appropriate indemnification (in form and substance reasonably acceptable to such Borrower), execute and deliver a replacement Note to such Bank in the same principal amount and otherwise of like tenor as the lost, stolen, destroyed or mutilated Note.

SECTION 2.10  Prepayments.  Each Borrower may, upon at least one (1) Banking Day’s notice to Administrative Agent in the case of the Base Rate Loans, and at least two (2) Banking Days’ notice to Administrative Agent in the case of LIBOR Loans, prepay the Loans made to such Borrower, provided that (1) any partial prepayment under this Section shall be in integral multiples of $1,000,000, (2) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid through the date of prepayment and (3) each prepayment shall include any amounts payable to a Lender pursuant to Section 3.05 as a result of such prepayment of a LIBOR Loan.

SECTION 2.11  Termination of Commitments.

(a)    At any time, any Borrower shall have the right, without premium or penalty, to terminate any unused Loan Commitments made available to such Borrower, in whole or in part, from time to time, provided that (1) such Borrower shall give notice of each such termination to Administrative Agent, specifying the amount of the termination, no later then 10:00 a.m. (New York time) on the date which is fifteen (15) days prior to the effectiveness of such termination (a copy of which notice Administrative Agent shall promptly send to each Bank), (2) the Loan Commitments of each of the Banks must be terminated ratably and simultaneously with those of the other Banks and (3) each partial termination of the Loan Commitments as a whole (and corresponding reduction of the Total Loan Commitment) shall be in an integral multiple of $1,000,000.  The reallocation of a Sublimit from one Borrower to another shall not constitute a termination of Loan Commitments hereunder.

(b)  The Loan Commitments, to the extent terminated, may not be reinstated.

SECTION 2.12  Method of Payment.  Each Borrower shall make each payment under this Agreement and under its Notes not later than 2:00 p.m. (New York time) on the date when due in Dollars to Administrative Agent at Administrative Agent’s Office in immediately available funds.  Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Bank (1) such Bank’s appropriate share (based upon the respective outstanding principal amounts and rate(s) of interest under the related Notes of the Banks) of the payments of principal and interest in like funds for the account of such Bank’s Applicable Lending Office and (2) fees payable to such Bank in accordance with the terms of this Agreement.  In the event payments received by Administrative Agent from any Borrower before 2:00 p.m. (New York time) are not distributed by Administrative Agent to a Bank on the day of its receipt thereof, Administrative Agent shall pay interest on such Bank’s appropriate share thereof at the Federal Funds Rate until distributed to such Bank.

Except to the extent otherwise provided herein, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

SECTION 2.13  Elections, Conversions or Continuation of Loans.  Subject to the provisions of Article III and Sections 2.06 and 2.14, each Borrower shall have the right to Elect to have all or a portion of any advance of the Loans made to it be LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that (1) such Borrower shall give Administrative Agent notice of each such Election, Conversion or Continuation as provided in Section 2.15 and (2) a LIBOR Loan may be Converted or Continued only on the last day of the applicable Interest Period for such LIBOR Loan.  Except as otherwise provided herein, each Election, Continuation and Conversion shall be applicable to each Bank’s Loan in accordance with its Pro Rata Share.  In no event shall any Borrower have the right to Elect to have Loans be LIBOR Loans if an Event of Default exists.

SECTION 2.14  Minimum Amounts.  With respect to each Loan made to a Borrower as a whole, each Election and each Conversion by such Borrower shall be in an amount at least equal to $1,000,000 and in integral multiples of $100,000.

SECTION 2.15  Certain Notices Regarding Elections, Conversions and Continuations of Loans.  Notices by any Borrower to Administrative Agent of Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than 12:00 Noon (New York time) on the number of Banking Days prior to the date of the relevant Election, Conversion or Continuation specified below:

Notice	Number of Banking Days Prior
Conversions into Base Rate Loans	one (1)
Elections of, Conversions into or Continuations as, LIBOR Loans	three (3)

Promptly following its receipt of any such notice, Administrative Agent shall so advise the Banks either by telephone or by facsimile.  Each such notice of Election shall specify the portion of the amount of the advance that is to be LIBOR Loans (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06); each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06).  In the event that any Borrower fails to Elect to have any portion of an advance made to it be LIBOR Loans, the entire amount of such advance shall constitute Base Rate Loans.  In the event that any Borrower fails to Continue LIBOR Loans made to it within the time period and as otherwise provided in this Section, such LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.

SECTION 2.16  Late Payment Premium.  Each Borrower shall, at Administrative Agent’s option, pay to Administrative Agent for the account of the Banks a late payment premium in the amount of 4% of any payments of interest under the Loans made more than fifteen (15) days after the due date thereof, which shall be due with any such late payment.

SECTION 2.17  Letters of Credit.

(a)    TOLLC may request, in lieu of advances of proceeds of its Loans, that Administrative Agent issue unconditional, irrevocable standby letters of credit (each, a “Letter of Credit”) for the account of TOLLC, payable by sight drafts, for such beneficiaries and with such other terms as TOLLC shall specify.  TOLLC may request Letters of Credit be issued the purposes of which are for its own general business purposes or the general business purposes of TRG or its Affiliates.

(b)  The amount of any Letter of Credit shall not exceed the lesser of (1) $50,000,000 less the amount of all other Letters of Credit then issued and outstanding or (2) the amount available for disbursement to TOLLC hereunder, it being understood that the amount of each Letter of Credit issued and outstanding shall effect a reduction, by an equal amount, of the amount available for disbursement hereunder as provided in Section 2.01.

(c)  There shall be no minimum amount in which a Letter of Credit may be issued. The procedures for the issuance of each Letter of Credit shall be the same as the procedures applicable to the making of advances as set forth in the first sentence of Section 2.04, and such issuance shall be subject to TOLLC’s compliance with the conditions precedent set forth in Section 4.02.  Upon Administrative Agent’s receipt of a request for the issuance of, and upon its issuance of, each Letter of Credit (or any material amendment thereto), it shall promptly notify each of the Banks.

(d)  Administrative Agent’s issuance of each Letter of Credit shall be subject to TOLLC’s satisfaction of all conditions precedent to its entitlement to an advance of proceeds of the Loans.

(e)  Each Letter of Credit shall have an expiration date of no later than the earlier of one (1) month prior to the Maturity Date or one (1) year after the date of its issuance.

(f)  In connection with, and as a further condition to the issuance of, each Letter of Credit, TOLLC shall execute and deliver to Administrative Agent an application for the Letter of Credit on Administrative Agent’s standard form therefor, together with such other documents, opinions and assurances as Administrative Agent shall reasonably require.

(g)  In connection with each Letter of Credit, TOLLC hereby covenants to pay to Administrative Agent the following fees, each payable quarterly in arrears (on the first Banking Day of each calendar quarter following the issuance of the Letter of Credit): (i) a fee for the account of the Banks, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the “Banks’ L/C Fee Rate” (as hereinafter defined) and (ii) a fee for Administrative Agent’s own account, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum of 0.125%.  For purposes of this Agreement, the “Banks’ L/C Fee Rate” shall mean, at any time, a rate per annum equal to the Applicable Margin for LIBOR Loans (plus, if an Event of Default exists, three percent (3%) per annum).  It is understood and agreed that the last installment of the fees provided for in this paragraph (g) with respect to any particular Letter of Credit shall be due and payable on the first day of the calendar quarter following the return, undrawn, or cancellation of such Letter of Credit (or on the date the Loan matures or this Agreement is terminated, if earlier).  In addition, TOLLC shall pay Administrative Agent’s customary administrative fees and expenses in connection with the issuance, extension, amendment, drawing and cancellation of all Letters of Credit.

(h)  Immediately upon notice from Administrative Agent of any drawing under a Letter of Credit, each Bank shall, notwithstanding the existence of a Default or Event of Default or the non-satisfaction of any conditions precedent to the making of an advance of the Loans, advance proceeds of its Loan, in an amount equal to its Pro Rata Share of such drawing (plus interest accrued thereon), which advance shall be made to Administrative Agent to reimburse Administrative Agent, for its own account, for such drawing.  Each Bank further acknowledges that its obligation to fund its Pro Rata Share of drawings under Letters of Credit as aforesaid shall survive the Banks’ termination of this Agreement or enforcement of remedies hereunder or under the other Loan Documents.  In the event that any Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any applicable bankruptcy or insolvency Law with respect to TOLLC or any other Borrower), then each Bank shall purchase (on or as of the date such Loan would otherwise have been made) from Administrative Agent a participation interest in any unreimbursed drawing in an amount equal to its Pro Rata Share of such unreimbursed drawing (plus interest accrued thereon).

(i)  Upon the occurrence of an Event of Default and at the request of Administrative Agent, TOLLC shall (i) deposit with Administrative Agent cash collateral in the amount of all the outstanding Letters of Credit, which cash collateral shall be held by Administrative Agent as security for TOLLC’s obligations in connection with the Letters of Credit and (ii) execute and deliver to Administrative Agent such documents as Administrative Agent requests to confirm and perfect the assignment of such cash collateral to Administrative Agent.

SECTION 2.18  Extension Of Maturity.  Borrowers shall have the option (the “Extension Option”) to extend the original Maturity Date for a single period of one (1) year.  Subject to the conditions set forth below, Borrowers may exercise the Extension Option by delivering a notice to Administrative Agent between thirty (30) and ninety (90) days prior to the original Maturity Date (a “Notice to Extend”), stating that each Borrower has elected to extend the original Maturity Date for one (1) year.  Borrowers’ right to exercise the Extension Option shall be subject to the following terms and conditions:  (i) there shall exist no Event of Default on both the date Borrowers deliver the Notice to Extend to Administrative Agent and on the original Maturity Date, (ii) Borrowers shall have paid, no later than one (1) Banking Day prior to the original Maturity Date, to Administrative Agent, for the account of each Bank, a non-refundable extension fee equal to 0.20% of such Bank’s Loan Commitment, (iii) Borrowers and TRG shall be in compliance with the covenants contained in Articles VII and VIII, as evidenced by a certificate from TRG of the sort required by paragraph (3) of Section 6.09 (based on financial results for the most recent calendar quarter for which TRG is required to report financial results) and (iv) the Total Loan Commitment does not exceed the sum of the Borrowing Base Values of the Property or Properties then securing the Loans (as reflected in an update to the appraisal(s) delivered pursuant to Section 2.01(f), paragraph (7) of Section 4.01 or subparagraph (b)(vi) of Section 12.06, as the case may be), it being understood that Borrowers may comply with the condition set forth in this clause (iv) by exercising its right to terminate unused Loan Commitments in accordance with Section 2.11.

SECTION 2.19  Additional Loan Commitments.

(a)    So long as no Event of Default exists, the Total Loan Commitment may be increased in one or more increments by an aggregate amount of up to $100,000,000 for a maximum aggregate Total Loan Commitment not to exceed $650,000,000, as provided in this Section.  No Bank shall have any obligation to increase its Loan Commitment and the approval of an additional Property by a Bank shall not constitute an agreement by such Bank to increase its Loan Commitment.  The initial increase in the Total Loan Commitment and, to the extent required to satisfy the conditions in subparagraph (b) of this Section 2.19, subsequent increases shall be conditioned on a New Borrower causing the addition of one or more Properties (as required) in accordance with Section 12.06 as security for the payment and performance of New Borrower’s Obligations, as the case may be.  Prior to any such increase in the Total Loan Commitment, Borrower shall have notified Administrative Agent and the Banks of the Sublimits allocable to such New Borrower (and any changes to the Sublimits with respect to any existing Borrowers).  The proposed Sublimits for the New Borrower (and any existing Borrower) must satisfy the requirements of Section 2.01(f).

(b)  Notwithstanding the foregoing, no increase in the Total Loan Commitment may be effectuated which would cause the Total Loan Commitment to exceed the sum of the Borrowing Base Value of the Property or Properties then securing the Loans.

(c)  Each increase in the Total Loan Commitment may be effectuated by some or all of the then-existing Banks (the “Existing Banks”) increasing their respective Loan Commitments and/or by the undertaking of a Loan Commitment by a bank or other institutional lender or similar entity that is not an Existing Bank and is approved by Borrowers and the New Borrower, if applicable, and Administrative Agent, such approvals not to be unreasonably withheld (any such entity so approved referred to herein as a “New Bank”).  In connection with any increases to the Loan Commitment of an Existing Bank, (i) the applicable Borrower shall execute a supplemental Note (the “Supplemental Note”) (or a replacement Note) in favor of the Existing Bank evidencing such increase or (ii) the New Borrower shall execute a new Note (“New Borrower Note”) in favor of such Existing Bank evidencing the indebtedness to such Existing Bank, and such Borrower or New Borrower, as the case may be, and such Existing Bank shall execute an addendum and joinder to this Agreement providing for such increased Loan Commitment and by which (i) such Borrower shall acknowledge the increase in principal amount of its Loan or (ii) such New Borrower shall acknowledge its Obligations with respect to the Loans being made to it and agree to be a Borrower under this Agreement and to be bound by all the terms, conditions and covenants herein contained and which addendum and joinder shall be in such form as Administrative Agent shall reasonably request.  In connection with the addition of New Banks as provided above, Borrowers, New Borrower (if any), Administrative Agent and each New Bank shall execute an Acceptance Letter in the form of EXHIBIT H (an “Acceptance Letter”), such Borrower or New Borrower, as the case may be, shall execute a Note to each New Bank in the amount of the New Bank’s Loan Commitment (a “New Note”), whereupon the New Bank shall become, and have the rights and obligations of, a “Bank” under this Agreement as if directly a party hereto, with a Loan Commitment in the amount set forth in such Acceptance Letter.  The Banks shall have no right of approval with respect to a New Bank’s becoming a Bank or the amount of its Loan Commitment (subject to the limits contained herein on the maximum amount of the Total Loan Commitment).  The amount of any commitment fee with respect to any new or increased Loan Commitment shall be as agreed to by New Borrower and the New Bank or Existing Bank issuing such new or increased Loan Commitment.  Each Supplemental Note, New Borrower Note and New Note shall constitute a “Note” for all purposes of this Agreement.

(d)  If at the time a New Bank becomes a Bank (or an Existing Bank increases its Loan Commitment) pursuant to this Section there is any principal outstanding under the Notes of the Existing Banks, such New Bank (or Existing Bank increasing its Loan Commitment) shall remit to Administrative Agent an amount equal to the Outstanding Percentage (as defined below) multiplied by the Loan Commitment of the New Bank (or the amount of the increase in the Loan Commitment of an Existing Bank increasing its Loan Commitment), which amount shall be deemed advanced under the Loan of the New Bank (or the Existing Bank increasing its Loan Commitment).  Administrative Agent shall pay such amount to the Existing Banks in accordance with the Existing Banks’ respective Pro Rata Shares (as calculated immediately prior to the admission of the New Bank (or the increase in an Existing Bank’s Loan Commitment)), and such payment shall effect an automatic reduction of the outstanding principal balance under the respective Notes of the Existing Banks.  For purposes of this Section, the term “Outstanding Percentage” means the ratio of (i) the aggregate outstanding principal amount under the Notes of the Existing Banks, immediately prior to the admission of the New Bank (or the increase in the Loan Commitment of an Existing Bank), to (ii) the aggregate of the Loan Commitments of the Existing Banks (as increased pursuant to this Section, if applicable) and the New Bank.  Borrowers, New Borrower (if any) and Administrative Agent shall cooperate in scheduling the effective date of any new or increased Loan Commitment so as to coincide, to the extent feasible, with the expiration of Interest Periods in order to avoid the incurrence by any Borrower of breakage costs with respect to any LIBOR Loan pursuant to Section 3.05.

ARTICLE III

YIELD PROTECTION; ILLEGALITY; ETC.

SECTION 3.01  Additional Costs.  Each Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining a LIBOR Loan, or its obligation to make or maintain a LIBOR Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of its LIBOR Loan or such obligations (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(1)  changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any such LIBOR Loan (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

(2)  (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loan or any deposits referred to in the definition of “LIBOR Interest Rate” in Section 1.01), or any commitment of such Bank (including such Bank’s Loan Commitment hereunder); or

(3)  imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

Notwithstanding the foregoing, in the event that any Bank determines that it shall incur Additional Costs in maintaining a LIBOR Loan, such Bank shall provide notice thereof to Borrowers (with a copy to Administrative Agent), which notice shall include the dollar amount of the Additional Costs, and each Borrower shall have the option, which option must be exercised within five (5) Banking Days of such Borrower’s receipt of such notice, to prepay such LIBOR Loan or to Convert such LIBOR Loan into a Base Rate Loan, subject, however, to the provisions of Section 3.05.

Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided herein or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrowers (with a copy to Administrative Agent), the obligation of such Bank to permit Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be conclusive absent manifest error.

To the extent that changing the jurisdiction of a Bank’s Applicable Lending Office would have the effect of minimizing Additional Costs, each such Bank shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to each such Bank.

No Bank shall be entitled to any compensation pursuant to this Section relating to any period more than ninety (90) days prior to the date notice thereof is given to Borrowers by such Bank.

SECTION 3.02  Limitation on Types of Loans.  Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

(1)  Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of “LIBOR Interest Rate” in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans as provided herein; or

(2)  a Bank determines (which determination shall be conclusive) and promptly notifies Administrative Agent that the relevant rates of interest referred to in the definition of “LIBOR Interest Rate” in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to such Bank of making or maintaining such LIBOR Loan for such Interest Period;

then Administrative Agent shall give Borrowers prompt notice thereof, and so long as such condition remains in effect, the Banks (or, in the case of the circumstances described in clause (2) above, the affected Bank) shall be under no obligation to permit Elections of LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and each Borrower shall, on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR Loans, either (x) prepay the affected LIBOR Loans or (y) Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.13.

SECTION 3.03  Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan hereunder, to allow Elections or Continuations of a LIBOR Loan or to Convert a Base Rate Loan into a LIBOR Loan, then such Bank shall promptly notify Administrative Agent and Borrowers thereof and such Bank’s obligation to make or maintain a LIBOR Loan, or to permit Elections or Continuations of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Bank may again make and maintain a LIBOR Loan.

SECTION 3.04  Treatment of Affected Loans.  If the obligations of any Bank to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections 3.01 or 3.03 (each LIBOR Loan so affected being herein called an “Affected Loan”), such Bank’s Affected Loan shall be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrowers).

To the extent that such Bank’s Affected Loan has been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank’s Affected Loan shall be applied instead to its Base Rate Loan and such Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

In the event that the conditions giving rise to the suspension of any Bank’s obligations to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan shall cease to exist, such Bank shall provide Borrowers with prompt notice of same (with a copy to Administrative Agent), and such Bank shall again be obligated to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan in accordance with this Agreement.

SECTION 3.05  Certain Compensation.  Each Borrower shall pay to Administrative Agent for the account of the applicable Bank, upon the request of such Bank through Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

(1)  any payment, prepayment, Conversion or Continuation of a LIBOR Loan made by such Bank to such Borrower on a date other than the last day of an applicable Interest Period, whether by reason of acceleration or otherwise; or

(2)  any failure by such Borrower for any reason to Convert or Continue a LIBOR Loan to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.15; or

(3)  any failure by such Borrower to borrow (or to qualify for a borrowing of) a LIBOR Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.15 given or submitted by such Borrower.

Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under clause (2) below) of the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted, Continued or borrowed) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow) to the last day of the then current applicable Interest Period (or, in the case of a failure to Convert, Continue or borrow, to the last day of the applicable Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan provided for herein, over (2) the amount of interest (as reasonably determined by such Bank) based upon the interest rate which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period.  A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

SECTION 3.06  Capital Adequacy.  If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), each Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction with respect to a Loan made to such Borrower.  A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.

SECTION 3.07  Replacement of Banks.  If any Bank (an “Affected Bank”) (i) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) gives notice to Borrowers that such Bank is unable to make or maintain a LIBOR Loan as a result of a condition described in Section 3.03 or clause (2) of Section 3.02, Borrowers may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrowers to be required to pay Additional Costs or causing said Section 3.03 or clause (2) of Section 3.02 to be applicable), as the case may be, give notice (a “Replacement Notice”) to Administrative Agent (which will promptly forward a copy of such notice to each Bank) of Borrowers’ intention either (x) to prepay in full the Affected Bank’s Notes and to terminate the Affected Bank’s entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the “Replacement Bank”) designated in such Replacement Notice.

In the event Borrowers opt to give the notice provided for in clause (x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of Section 3.02, then, so long as no Default or Event of Default shall exist, Borrowers may (notwithstanding the provisions of clause (2) of Section 2.11(a)) terminate the Affected Bank’s entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank’s Notes, together with all other amounts, if any, due from Borrowers to the Affected Bank, including all amounts properly demanded and unreimbursed under this Article III.

In the event Borrowers opt to give the notice provided for in clause (y) above, and if (i) Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrowers and each Bank in writing that the proposed Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty (30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of Section 3.02, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Notes and all of its rights and obligations under this Agreement and the other Loan Documents to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank’s rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank.  In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank’s Notes plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrowers shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under this Article III.  Upon the effective date of such assignment and assumption and the payment by the Replacement Bank to Administrative Agent of a fee, for Administrative Agent’s own account, in the amount of $3,500, the Replacement Bank shall become a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this Section, substitute Notes shall be issued to the Replacement Bank by the Borrowers, in exchange for the return of the Affected Bank’s Notes.  The obligations evidenced by such substitute Notes shall constitute “Obligations” for all purposes of this Agreement and the other Loan Documents and shall be secured by the Mortgages. In connection with the Borrowers’ execution of substitute Notes as aforesaid, Borrowers shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute Notes and any related documents as Administrative Agent may reasonably request.  If the Replacement Bank is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrowers and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13.

Each Borrower, Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01  Conditions Precedent to the Initial Advance.  The obligations of the Banks hereunder and the obligation of each Bank to make Initial Advance are subject to the condition precedent that Administrative Agent shall have received on or before the Closing Date each of the following documents (it being understood that, except as otherwise set forth below, the documents set forth in paragraphs (3) through (15) below are required for each Property), and each of the following requirements shall have been fulfilled:

(1)  Fees and Expenses.  The payment of all fees and expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel);

(2)  Notes.  The Notes for each of the Banks signatory hereto, duly executed by Borrowers;

(3)  Mortgage, Assignments and UCCs.  The Mortgages, duly executed by the applicable Borrower and recorded (or delivered for recording) in the appropriate land records and such assignments of contracts and other documents pertaining to each Property as Administrative Agent shall reasonably require, together with financing statements filed (or delivered for filing) under the Uniform Commercial Code of all jurisdictions necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the lien created by each Mortgage;

(4)  Other Loan Documents.  The Guaranty, duly executed by TRG, Fairlane LLC and TOLLC; an Indemnity for each Property, duly executed by TRG and the applicable Borrower; and the Assignment of Contracts for each Property, duly executed by the applicable Borrower; Administrative Agent hereby agrees to and accepts the amended and restated versions of the foregoing documents delivered to Administrative Agent simultaneously herewith;

(5)  Title Policy.  A paid title insurance policy in the amount of each Mortgage, in form approved by Administrative Agent and issued by the Title Insurer, which shall insure such Mortgage to be a valid first lien, free and clear of all liens, defects, encumbrances and exceptions other than those previously approved by Administrative Agent, and shall contain (i) a reference to the survey but no survey exceptions and (ii) such affirmative insurance and endorsements as Administrative Agent may require; and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Administrative Agent, in ALTA facultative form approved by Administrative Agent and with direct access provisions, as Administrative Agent may require.  The existing title insurance policies for each Property shall be acceptable if endorsed in a manner reasonably satisfactory to Administrative Agent and in such event need not being reissued in connection herewith.

(6)  Survey.  An ALTA/ACSM survey, certified to Administrative Agent and the Title Insurer, showing (i) the location of the perimeter of the Property by courses and distances, (ii) all easements, rights-of-way, and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Property (with instrument, book and page number indicated), (iii) the lines of the streets abutting the Property and the width thereof, and any established building lines (and that such roads have been dedicated for public use and are completed and have been accepted by all required Governmental Authorities), (iv) any encroachments and the extent thereof upon the Property, (v) locations of all portions (with the acreage thereof also identified) of the Property, if any, which are located in an area designated as a “flood prone area” as defined by U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973 and (vi) the Improvements, and the relationship thereof by distances to the perimeter of the Property, established building lines and street lines;

(7)  Appraisal.  An independent M.A.I. appraisal, commissioned by Administrative Agent, of the value of the each Borrower’s interest in its Property, which appraisal shall comply in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989; such appraisals of Dolphin, Fairlane and Twelve Oaks must demonstrate that the Total Loan Commitment as of the date hereof ($550,000,000) does not exceed the sum of the Borrowing Base Values of the Properties;

(8)  Insurance Policies.  To the extent not previously delivered to Administrative Agent, Copies of the policies and the original certificates of hazard and other insurance required by the Mortgage, together with evidence of the payment of the premiums therefor;

(9)  Hazardous Materials Report/Reliance Letter; Remediation Plan.  A detailed report by a properly qualified engineer with regard to Hazardous Materials, which shall include, inter alia, a certification that such engineer has examined a list of prior owners, tenants and other users of the Property, and has made an on-site physical examination of the Property and Improvements thereon, and a visual observation of the surrounding areas, and disclosing the extent of past or present Hazardous Materials activities or of the presence of Hazardous Materials, together with a “reliance letter” addressed to Administrative Agent from the preparer of said report; and, if such report discloses the presence of Hazardous Materials to an extent acceptable to Administrative Agent and its environmental consultant, a certified copy of such Borrower’s remediation/management plan with respect thereto, as approved (to the extent required) by all appropriate Governmental Authorities;

(10)  Consultant’s Report.  A detailed report from the Engineering Consultant to the effect that the Improvements are in satisfactory condition and enumerating any maintenance or governmental compliance items necessary or expected to be incurred over the term of the Loans and stating the approximate cost thereof;

(11)  Permits and Other Approvals.  To the extent not previously delivered to Administrative Agent, copies of any and all certificates of occupancy and similar authorizations required by any Governmental Authorities for the use, occupancy and operation of the Property and/or Improvements in accordance with all applicable building, environmental, ecological, landmark, subdivision and zoning Laws;

(12)  Leases.  If and when requested by Administrative Agent, copies, certified to be true and complete, of all executed leases of the Improvements, accompanied by notices of assignment in the form of EXHIBIT F, and, in the case of such leases as are required by Administrative Agent, estoppel certificates from the tenants thereunder (to the extent such estoppel certificates are obtainable with Borrowers’ commercially reasonable efforts); together with a certified copy of the standard form of lease being used in connection with the leasing of space in the Improvements and the first rent roll and leasing report required by paragraph (12) of Section 6.09;

(13)  Premises Documents.  To the extent not previously delivered to Administrative Agent, a copy, certified to be true and complete, of each Premises Document;

(14)  Management and Leasing Contracts.  Copies, certified to be true and complete, of all existing contracts providing for the management or leasing of the Property and Improvements, together with, in each case, such collateral assignments or “will-serve” letters as Administrative Agent may require;

(15)  UCC Searches.  Uniform Commercial Code searches with respect to each Borrower and advice from the Title Insurer to the effect that searches of the proper public records disclose no leases of personalty or financing statements filed or recorded against the Borrowers;

(16)  Financial Statements.  Audited TRG Consolidated Financial Statements and TCI Financial Statements as of and for the year ended December 31, 2006; unaudited Borrower Financial Statements for each Borrower as of and for the year ended December 31, 2006; unaudited TRG Consolidated Financial Statements and TCI Financial Statements as of and for the quarters ended June 30, 2007; and unaudited Borrower Financial Statements for each Borrower as of and for the quarters ended June 30, 2007; each of the foregoing unaudited Financial Statements to be certified by an appropriate financial officer (or other authorized representative reasonably acceptable to Administrative Agent) of TRG, TCI or each Borrower, as the case may be;

(17)  Evidence of Formation.  With respect to TRG and each Borrower, certified (as of the Closing Date) copies of (i) its certificate (if applicable) and agreement of partnership or other organizational agreement, with all amendments thereto, (ii) if applicable, a certificate of the Secretary of State of its jurisdiction of formation as to its good standing therein and (iii) if required, foreign qualification certificates from the jurisdictions where the Properties are located;

(18)  Evidence of Partnership/Company Action.  With respect to TRG and each Borrower, certified (as of the Closing Date) copies of all documents evidencing partnership or other company (as applicable) action taken by it authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered by it or on its behalf pursuant to this Agreement;

(19)  Incumbency and Signature Certificate.  A certificate (dated as of the Closing Date) certifying the names and true signatures of each individual authorized to sign on behalf of TRG (in its individual capacity and in the applicable capacity on behalf of each Borrower);

(20)  Solvency Certificates.  A Solvency Certificate, duly executed, from TRG and each Borrower;

(21)  Opinions of Counsel.  Favorable opinions, dated the Closing Date, of counsel for TRG and Borrowers, as to such matters as Administrative Agent may reasonably request;

(22)  Authorization Letter.  The Authorization Letter, duly executed by Borrowers;

(23)  Certificate.  The following statements shall be true and Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of TRG and each Borrower stating, to the best of the certifying party’s knowledge, the following:

(a)           All representations and warranties contained in this Agreement and in each of the other Loan Documents are true and correct on and as of the Closing Date as though made on and as of such date, and

(b)           No Default or Event of Default has occurred and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents, and

(c)           None of the Improvements on any Property has been and remains injured or damaged by fire or other casualty;

(24)  Covenant Compliance Certificate.  A certificate, of the sort required by paragraph 3(b) of Section 6.09, containing calculations demonstrating TRG’s compliance, as of June 30, 2007, with the covenants set forth in Sections 7.02, 7.03 and 7.04 and in Article VIII; such certificate shall demonstrate (whether or not specifically delineated) that Property EBITDA for the last four (4) calendar quarter period prior to the Closing Date was not less than twelve percent (12%) of the amount of the Initial Advance;

(25)  Repayment of Existing Banks.  Borrowers shall have borrowed a sufficient amount of Loans to continue the indebtedness currently outstanding under the Amended Credit Agreement; proceeds of additional or new Loan Commitments undertaken in this Agreement (or of additional borrowings) shall be applied to repay in full lenders party to the Amended Credit Agreement who have elected not to continue as Banks hereunder and to reduce the outstandings of Banks who, based on the amount of the Initial Advance, would have lower outstandings than they have immediately prior  hereto under the Amended Credit Agreement.

(26)  Additional Documentation.  Such other approvals, opinions or documents as Administrative Agent or any Bank may reasonably request.

SECTION 4.02  Conditions Precedent to Advances After the Initial Advance.  The obligation of each Bank to make advances of the Loans subsequent to the Initial Advance shall be subject to satisfaction of the following conditions precedent:

(1)  All conditions of Section 4.01 shall have been and remain satisfied as of the date of the advance;

(2)  No Default or Event of Default shall have occurred and be continuing as of the date of the advance, or would result from the making thereof;

(3)  Administrative Agent shall have received a request for an advance in accordance with Section 2.04;

(4)  Property EBITDA for the last four (4) calendar quarter period for which Borrower was required to report financial results was not less than twelve percent (12%) of the principal balance of the Loan after giving effect to the requested advance;

(5)  After giving effect to the requested advance, the principal balance of the Loan will not exceed the sum of the Borrowing Base Values of the Properties.  Compliance with this requirement need only be tested at any time the Total Loan Commitment exceeds the sum of the Borrowing Base Values of the Properties (i.e., beginning on the date any Property is released as described in Section 12.06(c) hereof, unless on such date the Total Loan Commitment is reduced so as to be equal to or less than the sum of the Borrowing Base Values of the Properties); the Appraised Values of the Properties as initially determined are not subject to recalculation except as expressly set forth in this Agreement; and

(6)  The requested advance will not exceed such Bank’s Availability to such Borrower.

SECTION 4.03  Deemed Representations.  Each request by any Borrower for, and acceptance by any Borrower of, an advance of proceeds of the Loans or the issuance of a Letter of Credit shall constitute a representation and warranty by each Borrower that, as of both the date of such request and the date of the advance or issuance, as the case may be, (1) no Default or Event of Default has occurred and is continuing or would result from the making of the advance or issuance of the Letter of Credit and (2) if any representation or warranty contained in this Agreement or the other Loan Documents is untrue or incorrect, the condition giving rise to such untruthfulness or incorrectness is not likely to result in a Material Adverse Change.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower Party represents and warrants to Administrative Agent and each Bank as follows:

SECTION 5.01  Due Organization.  Each Borrower Party is duly organized, validly existing and (if applicable) in good standing under the Laws of the respective jurisdictions of their organization, has the partnership or limited liability company, as the case may be, power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as foreign partnerships or limited liability companies, as the case may be, and in good standing under the Laws of each other jurisdiction in which such qualification is required (including, if required, the jurisdictions in which the Properties are located).

SECTION 5.02  Power and Authority; No Conflicts; Compliance With Laws.  The execution and delivery of, and the performance of the obligations required to be performed by each Borrower Party under, the Loan Documents do not and will not, in the case of any Borrower Party, (1) require the consent or approval of its partners or members or such consent or approval has been obtained, (2) contravene its partnership agreement or limited liability company agreement, (3) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (4) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (5) result in, or require, the creation or imposition of any Lien (other than the Lien of the Mortgages), upon or with respect to any of its properties now owned or hereafter acquired or (6) cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of each Borrower Party’s knowledge each Mortgagor is in compliance with all Laws applicable to them where the failure to be in compliance would cause a Material Adverse Change to occur.

SECTION 5.03  Legally Enforceable Agreements.  Each Loan Document is a legal, valid and binding obligation of the applicable Borrower Party, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally.

SECTION 5.04  Litigation.  There are no actions, suits or proceedings pending or, to any Borrower’s knowledge, threatened, against any Borrower or any of its Affiliates (including TRG), any Borrower’s interest in any Property or the Improvements thereon, or challenging the validity and enforceability of the Mortgage or the priority of the Lien thereof, at law or in equity, before any court or arbitrator or any Governmental Authority (such actions, suits or proceedings, collectively, “Actions”), except Actions (1) which, in the case of each Action where the likely exposure of any Borrower or its Affiliate exceeds $150,000, have been disclosed to Administrative Agent and the Banks in writing and (2) which (a) are fully covered by insurance (subject to self-insurance retention in the amount of $150,000) or (b) would, if adversely determined, not substantially impair the ability of any Borrower to pay when due any amounts which may become payable under the Notes or other Loan Documents or to otherwise pay and perform their respective obligations in connection with the Loans; nor, to any Borrower’s knowledge, are any Actions threatened which would, if adversely determined, substantially impair the ability of any Borrower or TRG to pay when due any amounts which may become payable by such Borrower or TRG under the Notes or other Loan Documents or to otherwise pay and perform their respective obligations in connection with the Loans.

SECTION 5.05  Good Title to Properties.  Each Borrower and each of TRG’s respective Affiliates has good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the financial statements referred to in Section 5.13) and, in the case of each shopping center property, only with exceptions which do not materially detract from the value of such property or assets or the use thereof in such Borrower’s and such Affiliate’s business, and except to the extent that any such properties and assets (other than the Properties) have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article VII or VIII or elsewhere in this Agreement.  Each Borrower and TRG’s Affiliates enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses.  All such leases are valid and subsisting and are in full force and effect.

SECTION 5.06  Taxes.  Each Borrower Party has filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies shown as due and payable thereon without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

SECTION 5.07  ERISA.  Each Borrower Party is in compliance in all material respects with all applicable provisions of ERISA.  Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; each Borrower Party, and the ERISA Affiliates have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; each Borrower Party, and the ERISA Affiliates have met the minimum funding requirements of each under Section 412 of the Code and Section 302 of ERISA with respect to the Plans of each and there is no “unfunded current liability” (as such quoted term is defined in ERISA) with respect to any Plan established or maintained by each; and each Borrower Party, and the ERISA Affiliates have not incurred any liability to the PBGC under ERISA.  No part of the funds to be used by any Borrower Party in satisfaction of its obligations under this Agreement constitute “plan assets” of any “employee benefit plan” within the meaning of ERISA or of any “plan” within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the U.S. Department of Labor in rules, regulations, releases or bulletins or as interpreted under applicable case law.  Neither the extension of credit evidenced by the Notes nor any other transaction contemplated under the Loan Documents constitutes a Prohibited Transaction.

SECTION 5.08  No Default on Outstanding Judgments or Orders.  Each Borrower Party has satisfied all judgments which are not being appealed and are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

SECTION 5.09  No Defaults on Other Agreements.  Except as disclosed to the Bank Parties in writing, including anything disclosed on financial statements, to the best of each Borrower Party’s knowledge, no Borrower Party is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change.  To the best of each Borrower Party’s knowledge, no Borrower Party is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change.

SECTION 5.10  Government Regulation.  No Borrower Party is subject to regulation under the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Powers Act or any Law limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

SECTION 5.11  Environmental Protection.  To the best of each Borrower Party’s knowledge, none of their or their respective Affiliates’ properties contains any Hazardous Materials that, under any Environmental Law currently in effect, (1) would impose liability on any Borrower Party that is likely to result in a Material Adverse Change or (2) is likely to result in the imposition of a Lien on any assets of any Borrower Party or their respective Affiliates, in each case if not properly handled in accordance with applicable Law.  To the best of any Borrower Party’s knowledge, neither it nor any of its Affiliates nor any portion of any Property or the Improvements thereon is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under, any Environmental Law.  Except for matters, claims, conditions or circumstances as may be disclosed in the reports delivered pursuant to paragraph (9) of Section 4.01, no Borrower Party is aware of any matter, claim, condition or circumstance which would reasonably cause a Person to make further inquiry with respect to such matters in order to ascertain whether any Hazardous Materials or their effects have been disposed of or released on or to any portion of any Property, the Improvements thereon or any surrounding areas; no Borrower Party is required by any Environmental Law to obtain any permits or license to construct or use any improvements, fixtures, or equipment with respect to any Property, or if such permit or license is required it has been obtained; and, except as may be disclosed in the reports delivered pursuant to paragraph (9) of Section 4.01, to the best of Borrower Party’s knowledge, the prior use of each Property has not resulted in the disposal or release of any Hazardous Materials on or to any portion of the Property or any surrounding areas in violation of applicable Law.

SECTION 5.12  Solvency.  Each Borrower Party is, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

SECTION 5.13  Financial Statements.  The TRG Consolidated Financial Statements, TCI Financial Statements and Borrower Financial Statements most recently delivered to the Banks pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP, and there has been no Material Adverse Change since the date of such most recently delivered TRG Consolidated Financial Statements, TCI Financial Statements or Borrower Financial Statements, as the case may be, and no borrowings which might give rise to a Lien or claim against all or any portion of the Mortgaged Property under any Mortgage or against the proceeds of the Loans have been made by any Borrower or others since the dates of such most recently delivered financial statements.

SECTION 5.14  Valid Existence of Material Affiliates.  As of the Closing Date, the only Material Affiliates are those listed on EXHIBIT D.  As to each Material Affiliate so listed, its correct name, the jurisdiction of its formation and TRG’s percentage of beneficial interest therein are set forth on said EXHIBIT D.  Each Material Affiliate is a partnership, corporation, limited liability company or joint venture duly organized and existing in good standing under the Laws of the jurisdiction of its formation.  TRG and each of its Material Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted.  Each of TRG and its Material Affiliates is duly qualified as a foreign partnership, company or venture to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary.

SECTION 5.15  Insurance.  Each Borrower has in force paid insurance as required by the respective Mortgages and, generally, each Borrower Party and each of its Affiliates has in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

SECTION 5.16  Separate Tax and Zoning Lot.  To the best of each Borrower’s knowledge, each Property constitutes a distinct parcel or parcels for purposes of taxes, assessments and impositions (public or private) and is not otherwise considered as part of a larger lot not included in the Property for purposes of taxes, assessments or impositions (public or private).

SECTION 5.17  Zoning and other Laws; Covenants and Restrictions.  As to each Property, (i) the Improvements and the uses thereof comply in all material respects with applicable zoning, environmental, ecological, landmark and other applicable Laws, and all requirements for such uses have been satisfied in all material respects and (ii) the applicable Borrower and the Property are in compliance in all material respects with all applicable restrictions and covenants.

SECTION 5.18  Utilities Available.  As to each Property, all utility services necessary for the operation of the Improvements for their intended purposes are available and servicing the Property, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities.

SECTION 5.19  Roads.  Each Property has access to a publicly dedicated road or roads sufficient for the full utilization of the Improvements for their intended purposes.

SECTION 5.20  Premises Documents and Leases.  As to each Property, the REA and any other Premises Documents which Administrative Agent has notified Borrowers that it considers material are unmodified and in full force and effect; to the best of each Borrower’s knowledge, there are no defaults under any Major Lease or any Premises Document except as disclosed to Administrative Agent in writing, and all conditions to the effectiveness and continuing effectiveness of each lease and Premises Document required to be satisfied as of the date hereof have been satisfied.

SECTION 5.21  Accuracy of Information; Full Disclosure.  To the best of each Borrower Party’s knowledge, neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of any Borrower Party to Administrative Agent or any Bank in connection with the negotiation of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, or required herein or in any other Loan Document to be furnished by or on behalf of any Borrower Party, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading.  To the best of each Borrower Party’s knowledge, there is no fact which any Borrower Party has not disclosed to Administrative Agent and the Banks in writing which materially affects adversely or, so far as any Borrower Party can now foresee, will materially affect adversely the business, prospects, profits or financial condition of any Borrower Party or the ability of any Borrower Party to perform this Agreement and the other Loan Documents.

SECTION 5.22  Money Laundering.  (i) No Borrower, nor TRG or TCI is currently identified on a Government List or otherwise qualifies as a Prohibited Person, and (ii) to each Borrower’s knowledge, no Borrower, nor TRG or TCI is in violation of any Laws relating to anti-money laundering or anti-terrorism, including, without limitation, Laws related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

SECTION 5.23  Ownership.  One hundred percent (100%) of the economic and beneficial ownership interest in each Borrower is wholly-owned, directly or indirectly, by TRG.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any of the Notes shall remain unpaid or the Loan Commitments remain in effect, or any other amount is owing by any Borrower or TRG to Administrative Agent or any Bank hereunder or under any other Loan Document, each Borrower Party shall:

SECTION 6.01  Maintenance of Existence.  Preserve and maintain its legal existence and, if applicable, good standing in the jurisdiction of organization and, if applicable, qualify and remain qualified as a foreign partnership in each jurisdiction in which such qualification is required, except to the extent that failure to so qualify is not likely to result in a Material Adverse Change.

SECTION 6.02  Maintenance of Records.  Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

SECTION 6.03  Maintenance of Insurance.  At all times, (i) in the case of TRG, maintain and keep in force, and cause each of its Affiliates to maintain and keep in force, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof and (ii) in the case of each Borrower, maintain and keep in force the insurance required by EXHIBIT I attached hereto and made a part hereof.

SECTION 6.04  Compliance with Laws; Payment of Taxes.  Comply in all respects with all Laws applicable to it or to any of its properties or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent they are the subject of a Good Faith Contest.  Without limiting the foregoing, each Borrower shall comply with the Patriot Act (Title III of Pub. L. 107-56) and all applicable legal requirements of governmental authorities having jurisdiction over Borrower, including those relating to money laundering and terrorism; additionally, no Borrower or TRG shall use the proceeds of the Loans in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same.

SECTION 6.05  Right of Inspection.  At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any Bank or any agent or representative thereof (provided that a representative of any Bank must, at a Borrower Party’s request, be accompanied by a representative of such Borrower Party) to examine and make copies and abstracts from its records and books of account, visit and inspect its properties, and discuss its affairs, finances and accounts with its independent accountants; and cooperate with the Engineering Consultant to enable it to perform its functions hereunder.

SECTION 6.06  Compliance With Environmental Laws.  Comply in all material respects with all applicable Environmental Laws and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest; and at its sole cost and expense, promptly remove, or cause the removal of, any and all Hazardous Materials or the effects thereof at any time identified as being on, in, under or affecting any Property or the Improvements thereon in violation of applicable Environmental Law.

SECTION 6.07  Payment of Costs.  Pay all costs and expenses required for the satisfaction of the conditions of this Agreement.

SECTION 6.08  Maintenance of Properties.  Do all things reasonably necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition.

SECTION 6.09  Reporting and Miscellaneous Document Requirements.  Furnish directly to the Administrative Agent (which shall make such documents promptly available to the Banks by password protected internet access or other reasonable form of availability):

(1)  Annual Financial Statements.  As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, the TRG Consolidated Financial Statements, the TCI Financial Statements and Borrower Financial Statements for each Borrower, in each case as of the end of and for such Fiscal Year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and audited by TRG’s Accountants;

(2)  Quarterly Financial Statements.  As soon as available and in any event within forty-five (45) days after the end of each calendar quarter (other than, in the case of the TRG Consolidated Financial Statements and TCI Financial Statements, the last quarter of the Fiscal Year), the unaudited TRG Consolidated Financial Statements, TCI Financial Statements and Borrower Financial Statements for each Borrower, in each case as of the end of such calendar quarter and for the year to date, in reasonable detail, certified by the entity’s chief financial officer or other authorized signatory reasonably acceptable to the Administrative Agent and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year;

(3)  Certificate of No Default and Financial Compliance.  Within forty five (45) days after the end of each of the first three quarters of each Fiscal Year and within ninety (90) days after the end of each Fiscal Year, a certificate of TRG’s chief financial officer or other authorized signatory reasonably acceptable to the Administrative Agent (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto, (b) stating that the covenants contained in Sections 7.02, 7.03 and 7.04 and in Article VIII have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance) and (c) setting forth the details of all items comprising Total Outstanding Indebtedness (including amount, maturity, interest rate and amortization requirements), each as of the end of such quarter, Combined EBITDA, Interest Expense, Fixed Charges and Property EBITDA (broken down by Property), each for the twelve (12)-month period ending with such quarter;

(4)  Notice of Litigation.  Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator, affecting (i) TRG which, if determined adversely to TRG are likely to result in a Material Adverse Change; or (ii) any Borrower or all or any portion of the Mortgaged Property under any Mortgage which, if determined adversely to the Borrower are likely to result in a Material Adverse Change;

(5)  Notices of Defaults and Events of Default.  As soon as possible and in any event within ten (10) days after any Borrower Party becomes aware of the occurrence of a material Default or any Event of Default a notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

(6)  Dispositions or Acquisitions of Assets.  Within thirty (30) days after the occurrence thereof, notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of TRG’s cash management) in excess of $25,000,000, together with a certificate, of the sort required by paragraph (3)(b) of this Section, containing covenant compliance calculations that include the pro-forma adjustments set forth in Section 8.02, which calculations shall demonstrate TRG’s compliance, on a pro-forma basis, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by TRG, with all covenants enumerated in said paragraph (3)(b) and (iv) such other information relating to the acquisition as Administrative Agent may reasonably request;

(7)  Material Adverse Change.  As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, notice thereof;

(8)  Bankruptcy of Tenants.  Promptly after becoming aware of the same, notice of the bankruptcy, insolvency or cessation of operations of (i) any of the Anchors, (ii) any tenant in the Improvements on any Property to which 5% or more of the aggregate minimum rent from such Improvements is attributable or (iii) any tenant in any property of TRG or in which TRG has an interest to which 5% or more of minimum rent payable to TRG directly or through its Consolidated Businesses or UJVs is attributable;

(9)  Offices.  Thirty (30) days’ prior notice of any change in the chief executive office, principal place of business or location of any Borrower Party;

(10)  Environmental and Other Notices.  As soon as possible and in any event within five (5) days after receipt, copies of (i) all Environmental Notices received by any Borrower which are not received in the ordinary course of business and which relate to any Property or any situation which is likely to result in a Material Adverse Change and (ii) all reports of any official searches made by any Governmental Authority having jurisdiction over any Property or the Improvements thereon, and of any claims of violations thereof;

(11)  Insurance Coverage.  Promptly, such information concerning any Borrower’s insurance coverage as Administrative Agent may reasonably request;

(12)  Leasing and Other Property Information.  As soon as available and in any event within forty-five (45) days after the end of each calendar quarter, a rent roll, leasing report and tenant sales report for each Property, in each case (other than with respect to tenant sales reports) certified by the applicable Borrower to be true and complete; and

(13)  General Information.  Promptly, such other information respecting the condition or operations, financial or otherwise, of any Borrower, TRG or any properties of TRG or any Borrower as Administrative Agent may from time to time reasonably request.

SECTION 6.10  Premises Documents; Leases.  As to each Property, keep the Premises Documents and all leases in full force and effect (except as may be permitted by this Agreement or by the applicable Mortgage) and at all times use commercially reasonable efforts to compel performance by the parties to the Premises Documents or the tenants under such leases, as the case may be, of all obligations, covenants and agreements by such parties or tenants, as the case may be, to be performed thereunder; deliver to Administrative Agent, (i) promptly following the execution thereof, certified copies of all amendments or supplements to the Premises Documents and (ii) promptly following Administrative Agent’s request therefor, certified copies of any or all leases of portions of the Improvements, any or all amendments or supplements to any such lease; and notices of assignment in the form of EXHIBIT F to the tenants thereunder; not enter into any lease or modification thereof (x) without Administrative Agent’s prior written consent during the existence of any Event of Default or (y) that is not commercially reasonable; and not modify (other than de minimus modifications) any of the Premises Documents without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld or delayed; to the extent Borrowers are unable, with commercially reasonable efforts, to obtain, prior to the date of the Initial Advance, estoppel certificates from tenants as required by paragraph (12) of Section 4.01, Borrowers shall continue to use such efforts to obtain such estoppel certificates after the date of the Initial Advance.

SECTION 6.11  Compliance with Covenants, Restrictions and Easements.  Comply with all restrictions, covenants and easements affecting any Property or the Improvements thereon.

SECTION 6.12  Management, Leasing and Service Contracts.  Deliver to Administrative Agent, with respect to each Property, (i) as and when executed, certified copies of all management and leasing contracts, each of which shall be entered into with a party, and on terms and conditions, reasonably acceptable to Administrative Agent (without limiting the foregoing, Administrative Agent shall, promptly upon request, execute the pending Amended Plat of Twelve Oaks No. 1 substantially in the form previously furnished to Administrative Agent), and (ii) as and when requested by Administrative Agent, copies of all service contracts; contemporaneously with entering into each such management or leasing contract, at Administrative Agent’s option, cause the same to be collaterally assigned to Administrative Agent for the benefit of the Banks as additional security for the Loans and/or cause the manager or leasing agent under each such management or leasing contract to undertake, inter alia, to continue performance on the Banks’ behalf without additional cost in the event of a Default; cause each service contract to contain a provision allowing for the as-of-right cancellation thereof on thirty (30) days’ notice from the applicable Borrower or its successors as owners of the Property; and keep in full force and effect and not materially modify the management and leasing agreement(s) approved pursuant to paragraph (14) of Section 4.01 without Administrative Agent’s prior written consent, such consent not to be unreasonably withheld.

SECTION 6.13  Correction of Defects; Remediation.  Upon demand of Administrative Agent or the Engineering Consultant, correct any material defects (including structural) in the Improvements on any Property; and diligently cause the completion of and payment for the Hazardous Materials removal/remediation described in the remediation/management plan referred to in paragraph (9) of Section 4.01.

SECTION 6.14  Estoppel Certificates.  Within three (3) days upon request in person or within five (5) days upon request by mail, furnish to Administrative Agent or such other Persons as Administrative Agent may designate, a statement, duly acknowledged, of the amount due, whether for principal or interest, under the Notes, and whether any offsets, counterclaims or defenses exist against the Obligations.

ARTICLE VII

NEGATIVE COVENANTS

So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by any Borrower or TRG to Administrative Agent or any Bank hereunder or under any other Loan Document, no Borrower Party shall do, or permit or suffer to be done, any or all of the following (with Sections 7.07 and 7.08 applying only to Borrowers):

SECTION 7.01  Mergers Etc.  Merge or consolidate with any Person (except where a Borrower, TRG or a Person wholly-owned by a Borrower or TRG is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except as expressly permitted by Section 12.06.  TRG shall deliver to Administrative Agent, at least fifteen (15) business days prior to the closing of any transaction described in this Section, a compliance certificate of the sort required by clause (b) of paragraph (3) of Section 6.09, prepared on a pro-forma basis after giving effect to such transaction.)

SECTION 7.02  Investments.

(a)  No Borrower shall make any loan to any Person, except as may be made in such Borrower’s ordinary course of business of operating shopping malls or centers, or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contributions to, or otherwise invest in, or acquire any interest in, any Person.

(b)  TRG shall not make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person (any such transaction, an “Investment”) if (1) the Investment is in connection with something other than a retail shopping center and the amount of any single such Investment (or the aggregate amount of any single such Investment together with all related Investments), would exceed 20% of Net Worth, (2) except to the extent permitted by clause (3) below, such Investment constitutes the acquisition of a minority interest in a Person (a “Minority Interest”) and the amount of such Investment, together with the value of all other Minority Interests acquired after the Closing Date contributing to Capitalization Value, would exceed 10% of Net Worth or (3) such Investment constitutes the acquisition of a Minority Interest in a regional shopping center or portfolio of regional shopping centers and the amount of such Investment, together with the value of all other such Minority Interests, would exceed 20% of Net Worth.  A 50% beneficial interest in a Person, in connection with which the holder thereof exercises joint control over such Person with the holder(s) of the other 50% beneficial interest, shall not constitute a “Minority Interest” for purposes of this Section.

SECTION 7.03  Sale of Assets.  Permit TRG to effect a Disposition of any of its now owned or hereafter acquired assets, including assets in which TRG owns a beneficial interest through its ownership of interests in joint ventures, aggregating more than 20% of Capitalization Value.

SECTION 7.04  Interest Rate Hedging.  Permit or suffer more than 25% of Total Outstanding Indebtedness not to be “hedged”; for purposes of this Section, “hedged” shall mean bearing interest at an effective fixed rate, either pursuant to the debt instrument itself or through the operation of a “cap”, “collar”, “swap” or comparable interest rate protection contract, such debt instrument, or instrument creating the “cap”, “collar”, “swap” or comparable interest rate protection contract, as the case may be, having an original term of at least twelve (12) months (unless less than twelve (12) months remains until the maturity of the debt which is hedged, in which case the required term shall be such period less than twelve (12) months).

SECTION 7.05  Control of Borrower.  At any time permit or suffer the failure or inability of TCI to be the managing general partner of TRG or at any time permit or suffer the failure or inability of TRG to control, directly or indirectly, each Borrower.

SECTION 7.06  Certain Restrictions on Activities of TCI.  At any time, suffer or permit TCI to incur any Debt in its own name or to own any material assets other than its interests in TRG and incidental assets and assets which, for legitimate business purposes, must be owned by TCI on a temporary basis prior to being transferred to TRG, or engage in any business other than the ownership of such interests.

SECTION 7.07  Indebtedness.  Directly or indirectly create, incur or assume any indebtedness other than (a) the Debt for the Loans hereunder, (b) trade payable or accrued expenses that are not secured and are incurred in the ordinary course of a Borrower’s business and not more than 60 days past due unless being contested in good faith and (c) Capital Leases for, or grants of security interests in, fixtures or other equipment utilized by Borrowers for which the aggregate amount payable by the applicable Borrower does not exceed $5,000,000.00.

SECTION 7.08  No Transfers or Encumbrances; Permitted Transfers.  Violate the restrictions on sales or encumbrances set forth in Section 1.18 of its Mortgage; provided that (a) Administrative Agent shall at the request, and at the sole cost and expense, of a Borrower (and is hereby vested by Banks with the power to) execute consents, subordinations or partial releases, as applicable, with respect to any necessary or appropriate easements, plats of subdivision, deeds for dedications or boundary modifications, or other similar documents relating to a Property so long as such documents are in form and substance reasonably acceptable to Administrative Agent (without limiting the foregoing, Administrative Agent shall promptly upon request execute the pending Amended Plat of Twelve Oaks No. 1 substantially in the form previously furnished  to Administrative Agent) and (b) with respect to Dolphin, Dolphin LLC may request releases of all or any portion of the parcels of land identified on EXHIBIT J being sold by Dolphin LLC and, so long as (i) no Event of Default is then continuing, (ii) with respect to any such parcel within the ring road, an REA or similar agreement reasonably satisfactory to Administrative Agent has been recorded, (iii) the documents to be executed by Administrative Agent are in form and substance reasonably acceptable to Administrative Agent, Administrative Agent shall (and is hereby vested by Banks with the power to) consent to such release (in the alternative, Dolphin LLC may ground lease any such parcel, and Administrative Agent shall, upon request, subordinate the Mortgage on Dolphin to any such ground lease reasonably acceptable to Administrative Agent).

ARTICLE VIII

FINANCIAL COVENANTS AND ADJUSTMENTS

SECTION 8.01  Financial Covenants.  So long as any of the Notes shall remain unpaid, or the Loan Commitments shall remain in effect, or any other amount is owing to Administrative Agent or any Bank under this Agreement or under any other Loan Document, (a) with respect to clauses (1) to and including (5) below, Borrowers shall cause TRG not to permit or suffer and (b) with respect to clauses (6) and (7) below, Borrowers shall not permit or suffer:

(1)  Net Worth.  At any time, Net Worth to be less than $1,450,000,000; or

(2)  Leverage Ratio.  At any time, Leverage Ratio to exceed 65%; or

(3)  Relationship of Combined EBITDA to Fixed Charges.  As of the end of any calendar quarter, the ratio of (i) Combined EBITDA to (ii) Fixed Charges, each for the twelve (12)-month period then ended and taken as a whole, to be less than 1.50 to 1.00; or

(4)  Relationship of Combined EBITDA to Interest Expense.  As of the end of any calendar quarter, the ratio of (i) Combined EBITDA to (ii) Interest Expense, each for the twelve (12) month period then ended and taken as a whole, to be less than 1.80 to 1.00.

(5)  Payout Ratio. Any Restricted Payment to be made during any of its fiscal quarters, which, when added to all Restricted Payments made during the three (3) immediately preceding fiscal quarters, exceeds 95% of Distributable Cash Flow; provided, however, that TRG shall be permitted, provided there exists no Event of Default, to make Restricted Payments in excess of 95% of Distributable Cash Flow (i) as may be necessary under Section 857(a) of the Code to maintain TCI’s tax status as a real estate investment trust, (ii) pursuant to Section 5.2(a)(i) or Section 5.3 of TRG’s agreement of limited partnership, or any other provision of TRG’s agreement of limited partnership, as the same may hereafter be amended, that requires preferential distributions to be made or (iii) pursuant to Section 5.2(a)(iii) of TRG’s agreement of limited partnership, to the extent that such distributions pursuant to said Section 5.2(a)(iii) derive from the disposition of any property owned by TRG at any time prior to May 6, 2000.  For purposes of this Article, “Restricted Payment” means any distribution or other payment made out of Funds From Operations by TRG to its partners; or

(6)  Property Debt Yield.  As of the end of any calendar quarter, Property Debt Yield for such calendar quarter to be less than 12%; or

(7)  Relationship of Property EBITDA to Interest Expense on Loans.  As of the end of any calendar quarter, the ratio of (i) Property EBITDA to (ii) that portion of Interest Expense attributable to the Loans, each for the prior twelve (12)-month period then ended and taken as a whole, to be less than 1.75 to 1.00.

SECTION 8.02  Certain Pro-Forma Adjustments.  For purposes of the calculation of the financial covenants set forth in Section 8.01, the following adjustments shall be made in the case of each property acquired, or each “property put into service”, or each property disposed of, by TRG during the applicable test period:

(1)  In the case of each property acquired or put into service, the contribution of said property to Capitalization Value shall be the lesser of (a) such property’s contribution to Combined EBITDA, annualized based on Borrower’s period of ownership or operation, divided by seven percent (7.0%) or (b) the acquisition cost or cost of the property.  In the case of each property disposed of by Borrower during the applicable test period, such property shall be deemed to have made no contribution to Capitalization Value for the applicable twelve (12)-month period.

(2)  In the case of each property acquired or put into service, the contribution of said property to Combined EBITDA shall be an annualized amount based upon the period of Borrower’s ownership or operation.  In the case of each property disposed of by Borrower during the applicable test period, such property shall be deemed to have made no contribution to Combined EBITDA for the applicable twelve (12)-month period.

(3)  In the case of each property acquired or put into service, the contribution of said property to Interest Expense for the applicable twelve (12)-month period shall be equal to actual interest expense with respect to the Debt incurred or assumed in connection with the acquisition, from the date of the acquisition or the date the asset is put into service until the end of such twelve (12)-month period, annualized.  In the case of each property disposed of during the applicable test period, such property shall be deemed to have made no contribution to Interest Expense for such period.

In addition, if any Debt of TRG is refinanced during an applicable test period, the calculation of Interest Expense shall be adjusted as follows.  The contribution of the Debt that was refinanced to Interest Expense for the applicable twelve (12)-month period shall be equal to actual interest expense on the refinanced Debt from the date of the refinancing to the end of such twelve (12)-month period, annualized.

As used in this Section 8.02, the term “property put into service” means any property that has been opened to the public for business and which has generated revenues for a period of at least thirty (30) days.

ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.01  Events of Default.  Any of the following events shall be an “Event of Default”:

(1)  If any Borrower shall:  fail to pay the principal of any Notes as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such interest; or if any Borrower or TRG shall fail to pay any fee or any other amount due under this Agreement or any other Loan Document or the Supplemental Fee Letter as and when due and such failure to pay shall continue unremedied for two (2) days after notice by Administrative Agent of such failure to pay; or

(2)  If any representation or warranty made by any Borrower or TRG in any Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(3)  If (a) any Borrower or TRG shall fail to perform or observe any term, covenant or agreement contained in Article VII or Article VIII or (b) any Borrower or TRG shall fail to perform or observe any term, covenant or agreement contained in Article VI or otherwise contained in this Agreement (other than obligations specifically referred to elsewhere in this Section) or in any other Loan Document, or in the Supplemental Fee Letter or in any other document executed by any Borrower or TRG and delivered to Administrative Agent and/or the Banks in connection with the transactions contemplated hereby and such failure under this clause (b) shall remain unremedied for thirty (30) consecutive calendar days after notice by Administrative Agent to Borrowers thereof (or such shorter cure period as may be expressly prescribed in the applicable document); provided, however, that if any such default under clause (b) above cannot by its nature be cured within such thirty (30) day, or shorter, as the case may be, grace period and so long as the applicable Borrower or TRG, as the case may be, shall have commenced cure within such thirty (30) day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, the applicable Borrower or TRG, as the case may be, shall have an additional period, not to exceed sixty (60) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

(4)  If any Borrower, TRG or TCI shall fail (a) to pay any Debt (other than the payment obligations described in paragraph (1) of this Section) in an amount equal to or greater than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or (b) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both (other than in cases where, in the judgment of the Required Banks, meaningful discussions likely to result in (i) a waiver or cure of the failure to perform or observe or (ii) otherwise averting such acceleration are in progress between a Borrower, TRG or TCI, as the case may be, and the obligee of such Debt), the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; or

(5)  If (w) any Borrower, (x) TCI, (y) TRG, or (z) any Affiliate(s) (other than any Borrower) of TRG to which $100,000,000 or more in the aggregate of Capitalization Value is attributable, shall:  (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it, all or any portion of any Property or the Improvements thereon or all or a substantial part of its other assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it or all or any portion of any Property or the Improvements thereon, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or (e) be the subject of any proceeding under which all or any portion of any Property or the Improvements thereon or all or a substantial part of its other assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any portion of any Property or the Improvements thereon or all or a substantial part of its other property; or (g) suffer any such custodianship, receivership or trusteeship for all or any portion of any Property or the Improvements thereon or all or a substantial part of its other property, to continue undischarged for a period of sixty (60) days or more; or

(6)  If one or more judgments, decrees or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against any Borrower, TCI or TRG, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

(7)  If at any time any portion of any Borrower’s or TRG’s assets constitute plan assets for ERISA purposes (within the meaning of C.F.R. § 2510.3-101); or if any of the following events shall occur or exist with respect to any Borrower, TRG or any ERISA Affiliate:  (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Bank subject any Borrower, TRG or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed $500,000; or

(8)  If at any time TCI is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York Stock Exchange or the American Stock Exchange; or

(9)  If at any time any Borrower or TRG fails to operate as a real estate operating company for ERISA purposes (within the meaning of C.F.R. §2510.3-101); or

(10)  If any Borrower or TRG violates their respective organizational documents in any respect that would materially adversely affect the Banks; or

(11)  If any Mortgage shall at any time and for any reason cease to create a valid and perfected first priority Lien on the Mortgaged Property purported to be subject thereto or to be in full force and effect; or shall be declared null and void; or any party thereto shall deny any further liability or obligation thereunder; or

(12)  If there shall occur an “Event of Default” under any Mortgage or other Loan Document (as such quoted term is defined in such Mortgage or other Loan Document).

SECTION 9.02  Remedies.  If any Event of Default shall occur and be continuing, Administrative Agent may, and upon the request of the Required Banks shall, by notice to Borrowers (1) declare the outstanding principal balance of the Notes, all interest thereon, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon such balance, all such interest, and all such amounts due under this Agreement and under the other Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by each Borrower; (2) terminate the Loan Commitments and/or (3) exercise any remedies provided in any of the Loan Documents or by law.  In addition to the foregoing, upon the occurrence of an Event of Default with respect to any Borrower or TRG under either of clauses (c) or (d) of subparagraph (5) of Section 9.01, the Notes shall be deemed immediately accelerated and the Loan Commitments automatically terminated without the necessity of any notice or other action of Administrative Agent.

ARTICLE X

ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

SECTION 10.01  Appointment, Powers and Immunities of Administrative Agent.  Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto.  Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by law, and shall not by reason of this Agreement be a fiduciary or trustee for any Bank except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds (nor shall Administrative Agent have any fiduciary duty to any Borrower nor shall any Bank have any fiduciary duty to any Borrower or to any other Bank).  Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by any Borrower or any officer, partner or official of any Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by any Borrower or any other obligor to perform any of its obligations hereunder or thereunder.  Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.  Borrowers shall pay any fee agreed to by Borrowers and Administrative Agent with respect to Administrative Agent’s services hereunder.  Administrative Agent may designate other Banks as being a Syndication Agent, Documentation Agent, Managing Agent or other similar title.  The conferring of any such title on a Bank shall not be deemed to confer any additional rights or responsibilities on any such Bank, and no part of the rights or responsibilities of Administrative Agent shall be deemed transferred thereby.

SECTION 10.02  Reliance by Administrative Agent.  Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent.  Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a Participation in any Loan or Participation from a Bank.  As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or Participation.

SECTION 10.03  Defaults.  Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than those relating to the payment of principal or interest) unless Administrative Agent has received notice from a Bank or a Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default.”  In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Banks.  Administrative Agent, following consultation with the Banks, shall (subject to Section 10.07) take such action with respect to such Default or Event of Default which is continuing, or with respect to the exercise of remedies, including with respect to realization on, or operation or disposition of, any Collateral, as shall be directed by the Required Banks; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall determine in good faith (x) is necessary to protect the Collateral or the best interests of the Banks and (y) needs to be taken prior to the time a determination is reached as to such matter by the Required Banks.  (To the extent, if any, that the authority granted to the Administrative Agent in the preceding sentence is more limited than that granted the Administrative Agent generally in the Loan Documents to exercise default remedies, said limitation shall solely benefit the Banks and not any Borrower or TRG.)  In no event shall Administrative Agent be required to take any such action which it determines to be contrary to law.

SECTION 10.04  Rights of Administrative Agent as a Bank.  With respect to its Loan Commitment and the Loan provided by it, Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include Administrative Agent in its capacity as a Bank.  Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with any Borrower (and any Affiliates of any Borrower) as if it were not acting as Administrative Agent.

SECTION 10.05  Sharing of Costs by Banks; Indemnification of Administrative Agent.  Each Bank agrees to pay its ratable share, based on the respective outstanding principal balances under its Notes and the other Notes, of any expenses incurred (and not paid or reimbursed by Borrowers after demand for payment is made by Administrative Agent) by or on behalf of the Banks in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums or otherwise to preserve the Lien of any Mortgage or to preserve or protect any Mortgaged Property.  In the event a Bank fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one or more of the other Banks, then the defaulting Bank shall reimburse Administrative Agent and/or the other Bank(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Base Rate from the date of payment by Administrative Agent and/or the other Bank(s).  In addition, each Bank agrees to indemnify Administrative Agent (to the extent not reimbursed under Section 12.04 or under the other applicable provisions of any Loan Document, but without limiting the obligations of any Borrower under Section 12.04 or such other provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrowers are obligated to pay under Section 12.04 or under any other applicable provisions of any Loan Document) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided, however, that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (2) any loss of principal or interest with respect to Administrative Agent’s Loan or (3) any loss suffered by Administrative Agent in connection with a swap or other interest rate hedging arrangement entered into with any Borrower.

SECTION 10.06  Non-Reliance on Administrative Agent and Other Banks.  Each Bank agrees that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own analysis of the Collateral and of the credit of each Borrower and TRG, and its own decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document.  Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or TRG of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties (including, without limitation, any Property) or books of any Borrower or TRG.  Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of any Borrower, TRG or any other Affiliate of any Borrower or TRG which may come into the possession of Administrative Agent or any of its Affiliates.  Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

SECTION 10.07  Failure of Administrative Agent to Act.  Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for an additional indemnity and cease, or not commence, the action indemnified against until such additional indemnity is furnished.

SECTION 10.08  Resignation or Removal of Administrative Agent.  Administrative Agent may resign on thirty (30) days’ prior written notice to Borrowers and the Banks.  Administrative Agent may be removed by the Required Banks (determined exclusive of the Administrative Agent) in the event of Administrative Agent’s gross negligence, willful misconduct or material breach of this Agreement, provided that Borrowers and the other Banks shall be promptly notified thereof.  Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent which successor Administrative Agent, so long as it is reasonably acceptable to the Required Banks, shall be that Bank, excluding the resigning Administrative Agent, then having the greatest Loan Commitment (or, if more than one Bank, one of such Banks, as selected by the Required Banks.).  If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks.  Notwithstanding the above provisions of this Section 10.08, if no Event of Default exists the identity of any successor Administrative Agent shall be subject to the approval of Borrowers, such approval not to be unreasonably withheld or delayed. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrowers and the other Banks.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s removal or resignation hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

SECTION 10.09  Amendments Concerning Agency Function.  Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or functions hereunder or thereunder unless it shall have given its prior written consent thereto.

SECTION 10.10  Liability of Administrative Agent.  Administrative Agent shall not have any liabilities or responsibilities to any Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of any Borrower to perform its obligations hereunder or under any other Loan Document.

SECTION 10.11  Transfer of Agency Function.  Without the consent of any Borrower or any Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrowers and the Banks thereof.

SECTION 10.12  Non-Receipt of Funds by Administrative Agent Adjustments.

(a)  Unless Administrative Agent shall have received notice from a Bank or the applicable Borrower (either one as appropriate being the “Payor”) prior to the date on which such Bank is to make payment hereunder to Administrative Agent of the proceeds of a Loan or such Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a “Required Payment”), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date.  If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the Federal Funds Rate for three (3) Banking Days and thereafter at the Base Rate.

(b)  If, after Administrative Agent has paid each Bank’s share of any payment received or applied by Administrative Agent in respect of the Loans, that payment is rescinded or must otherwise be returned or paid over by Administrative Agent, whether pursuant to any bankruptcy or insolvency Law, sharing of payments clause of any loan agreement or otherwise, such Bank shall, at Administrative Agent’s request, promptly return its share of such payment or application to Administrative Agent, together with such Bank’s proportionate share of any interest or other amount required to be paid by Administrative Agent with respect to such payment or application.  In addition, if a court of competent jurisdiction shall adjudge that any amount received and distributed by Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Administrative Agent its share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 10.13  Withholding Taxes.  Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent such forms, certifications, statements and other documents as Administrative Agent or Borrowers may request from time to time to evidence such Bank’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent to comply with any applicable Laws relating thereto.  Without limiting the effect of the foregoing, if any Bank is not created or organized under the Laws of the United States or any state thereof, such Bank will furnish to Administrative Agent a U.S. Internal Revenue Service Form W-8ECI in respect of all payments to be made to such Bank by Borrowers or Administrative Agent under this Agreement or any other Loan Document or a U.S. Internal Revenue Service Form W-8BEN establishing such Bank’s complete exemption from United States withholding tax in respect of payments to be made to such Bank by Borrowers or Administrative Agent under this Agreement or any other Loan Document, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank’s exemption from the withholding of U.S. tax with respect thereto.  Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or Participation or such Bank’s Loan Commitment or obligation to purchase Participations until such Bank shall have furnished to Administrative Agent the requested form, certification, statement or document.

SECTION 10.14  Pro Rata Treatment.  Each advance of proceeds of the Loans shall be made by the Banks ratably according to the amounts of their respective Loan Commitments.

SECTION 10.15  Sharing of Payments Among Banks.  If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker’s lien, counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to the Banks, then such Bank shall promptly purchase for cash from the other Banks Participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment.  To such end the Banks shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  Each Borrower agrees that any Bank so purchasing a Participation in the Loans made by other Banks may exercise all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such Participation.  Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of any Borrower.

SECTION 10.16  Possession of Documents.  Each Bank shall keep possession of its own Note(s).  Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

SECTION 10.17  Minimum Commitment by Administrative Agent.  Notwithstanding the provisions of Section 12.05, Administrative Agent agrees, so long as there exists no Event of Default, to maintain a Loan Commitment in an amount no less than $15,000,000, and further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank or to the Parent or a majority-owned subsidiary of Administrative Agent.

ARTICLE XI

NATURE OF OBLIGATIONS

SECTION 11.01  Absolute and Unconditional Obligations.  Borrowers and TRG acknowledge and agree that their obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto, (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations, (3) any exchange or release of any Collateral, or any release of any other Person from all or any of the Obligations or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Borrower, TRG or any other Person in respect of the Obligations.

The Obligations shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against any Borrower, TRG or any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or guarantee therefor or right of setoff with respect thereto.

SECTION 11.02  Non-Recourse.

(a)  Notwithstanding anything to the contrary contained in this Agreement, in any of the other Loan Documents, or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, for purposes of this Section, hereinafter referred to, individually and collectively, as the “Relevant Documents”), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever shall be had against any of the constituent partners of TRG or their successors or assigns (said constituent partners and their successors and assigns, for purposes of this Section, hereinafter referred to, individually and collectively, as the “TRG Partners”), and each Bank expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the TRG Partners or out of any assets of the TRG Partners, provided, however, that nothing in this Section shall be deemed to (1) release TRG from any personal liability pursuant to, or from any of its respective obligations under, the Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions, (2) release any TRG Partner from personal liability for its or his own fraudulent actions or fraudulent omissions, (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents or (4) limit the right of Administrative Agent and/or the Banks to proceed against or realize upon all or any part of the Collateral or any and all of the assets of TRG or any Borrower (notwithstanding the fact that the TRG Partners have an ownership interest in TRG and, thereby, an interest in the assets of TRG and Borrowers) or to name TRG or any Borrower (or, to the extent that the same are required by applicable law or are determined by a court to be necessary parties in connection with an action or suit against TRG or any Borrower or all or any part of the Collateral, any of the Borrower Partners) as a party defendant in, and to enforce against all or any part of the Collateral and/or assets of TRG or any Borrower any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve Administrative Agent’s and/or Banks’ rights against TRG or Borrower or all or any part of the Collateral, but not otherwise) or shall be enforced against the TRG Partners, their successors and assigns, or their assets.

(b)  Notwithstanding anything to the contrary contained in the Relevant Documents, no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever shall be had against any of the constituent partners or members (other than TRG and, in such case, subject to in paragraph (a) above) of any Borrower or their respective successors or assigns (said constituent partners or members [other than TRG] and their respective successors and assigns, for purposes of this Section, hereinafter referred to, individually and collectively, as the “Borrower Partners”) and each Bank expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the Borrower Partners or out of any assets of the Borrower Partners, provided, however, that nothing in this Section shall be deemed to (1) release any Borrower from any personal liability pursuant to, or from any of its respective obligations under, the Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions, (2) release any Borrower Partner from personal liability for its or his own fraudulent actions or fraudulent omissions, (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents or (4) limit the right of Administrative Agent and/or the Banks to proceed against or realize upon all or any part of the Collateral or any and all of the assets of any Borrower (notwithstanding the fact that the Borrower Partners have an ownership interest in such Borrower and, thereby, an interest in the assets of such Borrower) or to name any Borrower (or, to the extent that the same are required by applicable law or are determined by a court to be necessary parties in connection with an action or suit against TRG, Borrower or all or any part of the Collateral, any of the Borrower Partners) as a party defendant in, and to enforce against all or any part of the Collateral and/or assets of any Borrower any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve Administrative Agent’s and/or Banks’ rights against TRG, any Borrower or all or any part of the Collateral, but not otherwise) or shall be enforced against the Borrower Partners, their successors and assigns, or their assets.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01  Binding Effect of Request for Advance

.  By its acceptance of any advance of proceeds of the Loans under this Agreement, each Borrower shall be bound in all respects by the request for advance submitted on its behalf in connection therewith with the same force and effect as if each Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

SECTION 12.02  Amendments and Waivers

.  No amendment or material waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by any Borrower, TRG or any other obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks do any of the following:  (1)  reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any other Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any other Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any other Loan Document; (3) change the definition of Required Banks or the definition of Super Majority Banks; (4) amend this Section or any other provision requiring the consent or agreement of all the Banks; (5) waive any default under paragraph (5) of Section 9.01; (6) release any Borrower from the Loan Documents, release any Guarantor from its obligations under the Guaranty or release any material portion of the Collateral, other than, in any such case, in accordance with the provisions of Loan Documents; (7) subordinate the Banks’ Lien on any material portion of the Collateral to a Lien to secure any Debt other than the Loans; or (8) increase the Total Loan Commitment other than in accordance with Section 2.19; provided, however, that in no event shall the Total Loan Commitment exceed $650,000,000.  Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrowers of all of the conditions precedent thereto, whether or not known to Administrative Agent and the Banks, shall not constitute a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances.  No failure on the part of Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Except to the extent otherwise provided in Section 2.19, (1) all communications from Administrative Agent to the Banks requesting the Banks’ determination, consent, approval or disapproval (x) shall be given in the form of a written notice to each Bank, (y) shall be accompanied by or include a description or copy of the matter or thing as to which such determination, approval, consent or disapproval is requested and (z) shall include Administrative Agent’s recommended course of action or determination in respect thereof; (2) each Bank shall reply promptly, but in any event within ten (10) business days (or five (5) business days with respect to any decision to accelerate or stop acceleration of the Loans) after receipt of the request therefor by Administrative Agent (the “Bank Reply Period”); and (3) unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved or consented to such recommendation or determination.

SECTION 12.03  Usury

.  Anything herein to the contrary notwithstanding, the obligations of each Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

SECTION 12.04  Expenses; Indemnification

.  Each Borrower and TRG agrees to, jointly and severally, reimburse Administrative Agent on demand for all reasonable costs, expenses, and charges including, without limitation, all reasonable fees and charges of engineers, appraisers and other consultants (provided such other consultants have been engaged with Borrowers’ consent, not to be unreasonably withheld or delayed; it being understood, however, that no Borrower shall have such right of consent during the existence of an Event of Default) and external legal counsel incurred by Administrative Agent in connection with the making of the Loans and to reimburse the Administrative Agent for reasonable legal costs, expenses and charges incurred by the Administrative Agent in connection with the performance or enforcement of this Agreement, the Notes, or any other Loan Documents, any amendment or waiver of this Agreement, any increase in the Total Loan Commitment or any addition or release of a Property.  Each Borrower and TRG agrees to, jointly and severally, indemnify Administrative Agent and each Bank and their respective Affiliates, controlling Persons, directors, officers, employees and agents (each, an “Indemnified Party”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses, joint or several, incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or omissions by any Borrower or TRG or (y) any third-party claims relating to this Agreement, the Loans, the use of proceeds of the Loans, and the performance by Eurohypo (including as Administrative Agent) or any of its Affiliates of the services contemplated by this Agreement or the Supplemental Fee Letter, and each Borrower and TRG will, jointly and severally, reimburse any Indemnified Party for any and all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought to be by or on behalf of each Borrower, TRG or any of their respective Affiliates and whether or not any of the transactions contemplated hereby or by the Supplemental Fee Letter are consummated or this Agreement or the Loan Commitments are terminated.  No Borrower nor TRG will be liable under the foregoing indemnification provision to an Indemnified Party to the extent that any loss, claim, damage, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith or gross negligence or breach of this Agreement.

In any such action or proceeding Borrowers or TRG, as the case may be, shall have the right to assume the defense thereof and select counsel reasonably acceptable to Administrative Agent; provided, however, that in no event will such counsel, without the prior written consent of Administrative Agent, not to be unreasonably withheld, be counsel to any Borrower, TRG or to any of their respective Affiliates.

Each Borrower and TRG also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any Borrower, TRG or its creditors related to or arising out of or in connection with this Agreement, the Supplemental Fee Letter, the Loans, the use of proceeds of the Loans, any of the transactions contemplated hereby or by the Supplemental Fee Letter or any related transaction or the performance by Eurohypo (including as Administrative Agent) or any of its Affiliates of the services contemplated by this Agreement or the Supplemental Fee Letter, except to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith or gross negligence or breach of this Agreement.

Each Borrower and TRG agrees that, without Administrative Agent’s prior written consent, which shall not be unreasonably withheld, no Borrower nor TRG will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional written release, in form and substance reasonably satisfactory to the Indemnified Parties, of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

No Indemnified Party shall, without the prior consent of the applicable Borrower or TRG, as the case may be (not to be unreasonably withheld or delayed) settle or compromise any action or claim for which indemnity has been or could be sought hereunder.

If (a) an Indemnified Party is requested to appear as a witness in any action brought by or on behalf of any Borrower, TRG or any of their respective Affiliates or (b) an Indemnified Party is required to appear as a witness in any action brought against any Borrower, TRG or any of their respective Affiliates, in either case, in which such Indemnified Party is not named as a defendant, each Borrower and TRG agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate such Indemnified Party in an amount to be reasonable and mutually agreed upon.

The obligations of each Borrower and TRG under this Section and under Article III shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans.

SECTION 12.05  Assignment; Participation

.  This Agreement shall be binding upon, and shall inure to the benefit of, each Borrower, TRG, Administrative Agent, the Banks and their respective successors and permitted assigns.  No Borrower Party may assign or transfer its rights or obligations hereunder.

Any Bank may at any time grant to one or more banks or other institutions (each, a “Participant”) participating interests in its Loan (each, a “Participation”) subject, provided there exists no Event of Default, to Borrowers’ consent, which consent shall not be unreasonably withheld or delayed.  In the event of any such grant by a Bank of a Participation, whether or not Borrowers or Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrowers and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations hereunder.  Any agreement pursuant to which any Bank may grant a Participation shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder and under any other Loan Document, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, however, that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver described in clauses (1) through (6) in the first paragraph of Section 12.02 without the consent of the Participant.

Any Bank may at any time assign to any bank or other institution (an “Assignee”) with the consent of Administrative Agent and, so long as no Event of Default exists, of Borrowers, which consents shall not be unreasonably withheld or delayed, all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note(s), and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Bank, provided that, in each case, after giving effect to such assignment, the Assignee’s Loan Commitment, and, in the case of a partial assignment, the assigning Bank’s Loan Commitment, each will be equal to or greater than $10,000,000.  No consent of Borrowers or Administrative Agent shall be required for any assignment to a bank or other institution that is already a Bank.  Additionally, no such consent(s) shall be required for the assignment by a Bank to one or more banks or other institutions which are Affiliates of such Bank, but in the event of any such assignment without such consent(s) the assigning Bank shall not be released of its obligations with respect to the assigned Loan Commitment.  Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and (iii) payment by such Assignee to Administrative Agent of a fee, for Administrative Agent’s own account, in the amount of $3,500 and payment of the reasonable legal fees necessary for the preparation and execution of a Note and other documents needed to effectuate such assignment, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent (except as otherwise set forth above), and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this paragraph, substitute Notes shall be issued to the assigning Bank (in the case of a partial assignment) and Assignee by the applicable Borrowers, in exchange for the return of the original Note(s).  The obligations evidenced by such substitute Notes shall constitute “Obligations” for all purposes of this Agreement and the other Loan Documents and shall be secured by the Mortgages.  In connection with the applicable Borrower’s execution of substitute Notes as aforesaid, such Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute Notes and any related documents as Administrative Agent may reasonably request.  If the Assignee is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrowers and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13.  No Bank may assign its rights hereunder or any part thereof to any Borrower or any Affiliate of any Borrower.

Any Bank may at any time freely assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank.  No such assignment shall release the transferor Bank from its obligations hereunder.

Each Borrower recognizes that in connection with a Bank’s selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to any Borrower or the Loans may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee.  In addition, such documentation etc. may be exhibited to and retained by Affiliates of a Bank.  In connection with a Bank’s delivery of any financial statements and appraisals to any such Participant or Assignee or prospective Participant or Assignee, such Bank shall also deliver its standard confidentiality statement indicating that the same are delivered on a confidential basis.  Each Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan as permitted by this Section.  Each Bank agrees to provide the applicable Borrowers with notice of all Participations sold by such Bank.

SECTION 12.06  Addition and Release of Properties.

(a)  Subject to the conditions set forth below in subparagraph (b) of this Section, Borrowers shall have the right, solely in connection with an increase in the Total Commitment pursuant to Section 2.19 or the replacement of a Property released hereunder, to cause one or more shopping center properties approved by the Super Majority Banks, in their sole and absolute discretion, wholly-owned by a Person (a “New Borrower”) in which TRG owns, directly or indirectly, a 100% beneficial and controlling interest to be encumbered by a Mortgage and thereby become a Property.  Additionally, subject to the conditions set forth below in subparagraph (c) of this Section, a Borrower shall have the right to obtain the release of a Property (other than Twelve Oaks) from the Mortgage encumbering such Property.  Each such addition or release of a Property shall effect an immediate change in the computations of compliance with the covenants set forth in Section 8.01 (based on the financial results of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by TRG and Borrowers, as adjusted, if applicable, by all acquisitions or Dispositions of assets subsequent to the end of such quarter as required by this Agreement and taking into account the effects of the addition or release of the Property).

(b)  Borrowers shall make any request that a property be added as a Property by giving notice to Administrative Agent, which notice shall identify the property or properties that Borrowers propose to add as a Property and the Sublimit to be established for such New Borrower, which must comply with the requirements for Sublimits set forth in Section 2.01(f).  New Borrower shall furnish to Administrative Agent such documents and information with respect to such proposed Property and such New Borrower as Administrative Agent shall reasonably request.  Administrative Agent may decide in its reasonable discretion which of the documents described below in this Section 12.06(b) shall be delivered for review by the Banks at such time and which documents may be delivered after approval by the Super Majority Banks of such property as a Property and such New Borrower as a Borrower hereunder.  Upon receipt of such notice, documents and information from Borrowers, Administrative Agent shall promptly send copies thereof to each Bank and shall request that each Bank notify Administrative Agent as to whether or not it agrees to accept such property as a Property and such New Borrower as a Borrower (the “Property Approval Request”).  Each Bank shall have a period of fifteen (15) Banking Days from its receipt of the Property Approval Request to notify Administrative Agent whether or not such Bank agrees to accept the proposed property as a Property and such New Borrower as a Borrower.  Any Bank that fails to respond to the Property Approval Request within such fifteen (15) Business Day Period will be deemed to have agreed to accept the proposed property as a Property and such New Borrower as a Borrower.  Following approval of the proposed property as a Property and such New Borrower as a Borrower, such property shall be added as a Property upon Borrower’s satisfaction of the following conditions:

(i)  There shall exist no Event of Default;

(ii)  Administrative Agent shall have received (v) a joinder to this Agreement by New Borrower as described in Section 2.19(c), (w) Notes executed by the New Borrower to each Bank in the amount of such Bank’s Loan Commitment allocable to such New Borrower; (x) a mortgage/deed of trust of the Property to secure the payment and performance of the Obligations, duly executed by the owner thereof and recorded in the appropriate land records, together with executed financing statements under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Administrative Agent, desirable to perfect the lien on the personal property created by said mortgage/deed of trust, (y) an indemnity agreement regarding Hazardous Materials, duly executed by TRG, the applicable New Borrower and (z) a guaranty of payment from the New Borrower of all of the Obligations, each such document to duly executed by said New Borrower and each such note, mortgage/deed of trust, indemnity and guaranty to be substantially in the form of the Notes, Mortgages, Indemnities and Guaranty with respect to the Properties initially given to evidence or secure the Loans but with such changes as Administrative Agent reasonably deems necessary or advantageous under local law or in connection with the particular Property.  Additionally, the Guarantors shall have duly executed and delivered to Administrative Agent a confirmation that the Guaranty shall apply with equal force and effect to the Notes and other obligations of the New Borrower.

(iii)  Each of the Property-related and Borrower-related representations and warranties set forth in this Agreement shall be true and correct in all material respects with respect to the Property and the owner thereof;

(iv)  The proposed Property shall not be suffering any material casualty and no eminent domain proceedings material to the proposed Property shall have been commenced (or threatened) with respect to all or any part thereof;

(v)  Administrative Agent shall have received an operating statement with respect to the proposed Property for the most recent Fiscal Year and for the most recently ended calendar quarter, and such other financial information regarding the proposed Property and New Borrower as Administrative Agent may reasonably request;

(vi)  Administrative Agent shall have received (x) each of the items listed in paragraphs (5) through (14) of Section 4.01 with respect to the proposed Property, (y) documents with respect to the owner of the proposed Property of the sort required by paragraphs (15) through (22) of Section 4.01 and (z) such amendments to the Mortgages (other than with respect to Dolphin) increasing the maximum amount secured thereby and endorsements to the title insurance policies insuring the Mortgages as Administrative Agent shall reasonably require;

(vii)  Administrative Agent shall have received such other documents, opinions (including opinions of counsel) and assurances as it may reasonably request; and

(viii)  Administrative Agent shall have received payment of its reasonable out-of-pocket expenses in connection with the addition of the proposed Property, including reasonable fees and expenses of counsel.

(c)  The release of any Property shall only be in connection with a Borrower’s sale, exchange or other disposition or refinancing thereof and shall be subject to the satisfaction of the following conditions:

(i)  There shall exist no Default or Event of Default;

(ii)  Such Borrower shall have repaid its Loans in full, including all interest thereon and all interest and fees related thereto;

(iii)  Administrative Agent shall have received at least forty-five (45) days’ prior notice of the date of the proposed release;

(iv)  Administrative Agent shall have received and approved a certificate of the sort required by clause (b) of paragraph (3) of Section 6.09, which shall demonstrate TRG’s and Borrowers’ compliance, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by TRG and Borrowers (and taking into account the release of the Property), with the covenants of TRG and Borrowers enumerated in said clause (b), including, without limitation, TRG’s covenant in Section 8.01(6); if necessary, TRG may cause Borrowers make a payment in reduction of the outstanding principal balance of the Notes in an amount such that said covenants are complied with;

(v)  Upon giving effect to the proposed release and repayment of the applicable Borrower’s Loans at the time thereof,  the outstanding principal of the Loans will not exceed the Borrowing Base Values of the Property or Properties which will remain as security for the Loans, as evidenced, at the option of the Required Banks, by an update to the appraisal(s) delivered pursuant to paragraph (7) of Section 4.01 or subparagraph (b)(vi) of this Section, as the case may be, which updated appraisal(s) shall be commissioned by Administrative Agent at such Borrower’s expense and shall be satisfactory to the Required Banks; and

(vi)  Administrative Agent shall have received payment of its out-of-pocket expenses in connection with such release, including reasonable fees and expenses of counsel.

Upon the release of a Property as aforesaid, subject to Section 5 of the Guaranty, the relevant Borrower shall be released and discharged automatically from its obligations under the Notes, the Guaranty and under the Indemnity executed by it, and Administrative Agent shall deliver a letter to such Borrower confirming said release and discharge.

(d)  Upon the repayment of the indebtedness secured by Dolphin, Administrative Agent agrees at Dolphin LLC’s sole cost and expense to execute such assignment documents or similar documentation reasonably requested by Dolphin LLC; provided that any such documentation shall be subject to Administrative Agent’s reasonable approval and shall be without representation, warranty or recourse by or to Administrative Agent or any Bank (except that Administrative Agent shall make representations to the assignee equivalent to those made to Administrative Agent upon its purchase simultaneously herewith of the Mortgage on Dolphin).

SECTION 12.07  Documentation Satisfactory

.  All documentation required from or to be submitted on behalf of Borrowers in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, the Banks.  In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel and the Banks.

SECTION 12.08  Notices, Etc

.  Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, addressed to a party at its address on the signature page hereof or of the applicable Assignment and Assumption Agreement, or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

SECTION 12.09  Setoff

.  In addition to (and without limitation of) any right of setoff, bankers’ lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, but only with the prior consent of the Required Banks, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Borrower at any of such Bank’s offices, in Dollars or in any other currency, against any amount payable by such Borrower to such Bank under this Agreement or such Bank’s Notes, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify such Borrower and Administrative Agent thereof; provided that such Bank’s failure to give such notice shall not affect the validity thereof.  Unless the Loans have matured or have been accelerated, no Bank shall effectuate a setoff except upon not less than five (5) Banking Days’ prior written notice to the affected Borrower.  Payments by any Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

SECTION 12.10  Gross-Up for Taxes

.  All payments made by Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise or other taxes (imposed in lieu of income taxes) imposed on a Bank as a result of a present or former connection between such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Bank’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or its Note).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to such Bank hereunder or under its Note, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable with respect to its Loan at the rates or in the amounts specified in this Agreement and its Note; provided, however, that no Borrower shall be required to increase any such amounts payable to such Bank if such Bank is not organized under the Laws of the United States or a state thereof and such Bank fails to comply with the requirements of Section 10.13.  Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to Administrative Agent for the account of such Bank a certified copy of an original official receipt received by such Borrower showing payment thereof.  If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent the required receipts or other required documentary evidence, each Borrower shall, jointly and severally, indemnify such Bank for any incremental taxes, interest or penalties that may become payable by such Bank as a result of any such failure.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

SECTION 12.11  Twelve Oaks Partial Releases

.  Provided there exists no Event of Default, Administrative Agent shall release the lien of the Mortgage encumbering Twelve Oaks from portions of the unimproved parcel described as Parcel D (the “Lake Parcel”) in Schedule A to such Mortgage, such parcel being the only portion of the Twelve Oaks premises located outside of the shopping center’s “ring road” (each such portion, a “Release Parcel”) in connection with TOLLC’s simultaneous conveyance thereof; provided, however, that no portion of the lake located on the Lake Parcel shall be released.  All such releases shall be subject, in each case, to Administrative Agent’s receipt of (A) evidence that the balance of the Twelve Oaks premises constitutes one or more separate tax and zoning lots and an endorsement to the title insurance policy for said Mortgage insuring that the lien thereof will not be impaired by virtue of the release of the Release Parcel, (B) a current survey of the Twelve Oaks premises, specifically delineating (by metes and bounds) the Release Parcel, certified to Administrative Agent and the Title Insurer, (C) evidence that the Release Parcel is not necessary for the operation, maintenance (including, but not limited to, drainage from and water supply to the Twelve Oaks premises) of and access to the Twelve Oaks Premises, (D) such other documents, opinions and assurances as Administrative Agent may reasonably request (all of the foregoing items (A) through (D) to be received by Administrative Agent at least seven (7) business days prior to the proposed release and be in form and substance reasonably satisfactory to Administrative Agent) and (E) payment of Administrative Agent’s out-of-pocket expenses, including the fees and expenses of counsel, in connection with the foregoing transactions.

SECTION 12.12  Table of Contents; Headings

.  Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

SECTION 12.13  USA Patriot Act Notice

.  The Banks hereby notify Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) [signed into law October 26, 2001]), the Banks are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow the Banks to identify Borrower in accordance with said Act.

SECTION 12.14  Severability

.  The provisions of this Agreement are intended to be severable.  If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

SECTION 12.15  Counterparts

.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

SECTION 12.16  Integration

.  The Loan Documents and Supplemental Fee Letter set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

SECTION 12.17  Governing Law

.  THIS AGREEMENT WAS NEGOTIATED IN PART IN THE STATE OF NEW YORK, THE PROCEEDS OF THE LOANS WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  NOTWITHSTANDING THE FOREGOING, ANY FORECLOSURE PROCEEDING OR SIMILAR ACTION RELATING TO ANY MORTGAGE SHALL BE COMMENCED, INSTITUTED OR BROUGHT IN THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED.

SECTION 12.18  Waivers

.  In connection with the obligations and liabilities as aforesaid, each Borrower Party hereby waives:  (1) promptness and diligence; (2) notice of any actions taken by any Bank Party under this Agreement, any other Loan Document or any other agreement or instrument relating hereto or thereto except to the extent otherwise provided herein; (3) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving any Borrower Party of its obligations hereunder; (4) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any Collateral or exhaust any right or take any action against any Borrower Party or any other Person or against any Collateral; (5) any right or claim of right to cause a marshalling of the assets of any Borrower Party; and (6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by any Borrower Party, either jointly or severally, pursuant to this Agreement or any other Loan Document.

SECTION 12.19  JURISDICTION; IMMUNITIES

.  EACH BORROWER, ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.  EACH BORROWER PARTY, ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR UNITED STATES FEDERAL COURT.  EACH BORROWER PARTY, ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO ANY BORROWER PARTY, ADMINISTRATIVE AGENT OR EACH BANK, AS THE CASE MAY BE, AT THE ADDRESSES SPECIFIED HEREIN.  EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH BANK FURTHER WAIVE ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN THE STATE OF NEW YORK ON THE BASIS OF FORUM NON CONVENIENS.  EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST ANY BORROWER PARTY, ADMINISTRATIVE AGENT OR ANY BANK, AS THE CASE MAY BE, SHALL BE BROUGHT ONLY IN A NEW YORK STATE COURT SITTING IN NEW YORK CITY OR A UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY.

Nothing in this Section shall affect the right of any Borrower Party, Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

To the extent that any Borrower Party, Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Borrower Party, Administrative Agent and each Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.

EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH BANK WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOANS.  IN ADDITION, EACH BORROWER PARTY HEREBY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO THE NOTES, ANY RIGHT ANY BORROWER PARTY MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS) OR (2) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT ANY BORROWER PARTY FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWERS:

DOLPHIN MALL ASSOCIATES LLC, a Delaware limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:  /s/ Steven E. Eder
          Steven E. Eder,
          its authorized signatory

Address for notices:

c/o The Taubman Company LLC
200 East Long Lake Road - Suite 300
Bloomfield Hills, Michigan 48304
Attention: Mr. Steven E. Eder

with copy to:

c/o The Taubman Company LLC
200 East Long Lake Road – Suite 300
Bloomfield Hills, Michigan 48304
Attention: Chris B. Heaphy
General Counsel

and

Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304-5048
Attention: Martin L. Katz, Esq.

BORROWERS:

FAIRLANE TOWN CENTER LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:  /s/ Steven E. Eder
                                           Steven E. Eder,
                                           its authorized signatory

Address for notices:

c/o The Taubman Company LLC
200 East Long Lake Road - Suite 300
Bloomfield Hills, Michigan 48304
Attention: Mr. Steven E. Eder

with copy to:

c/o The Taubman Company LLC
200 East Long Lake Road – Suite 300
Bloomfield Hills, Michigan 48304
Attention: Chris B. Heaphy
General Counsel

and

Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304-5048
Attention: Martin L. Katz, Esq.

BORROWERS:

TWELVE OAKS MALL, LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:    /s/ Steven E. Eder
                                             Steven E. Eder,
                                           its authorized signatory

Address for notices:

c/o The Taubman Company LLC
200 East Long Lake Road - Suite 300
Bloomfield Hills, Michigan 48304
Attention: Mr. Steven E. Eder

with copy to:

c/o The Taubman Company LLC
200 East Long Lake Road – Suite 300
Bloomfield Hills, Michigan 48304
Attention: Chris B. Heaphy
General Counsel

and

Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304-5048
Attention: Martin L. Katz, Esq.

Solely for purposes of the covenants set forth in Articles VI, VII and VIII and Section 12.04 and any other warranties, covenants or agreements concerning it in the foregoing Agreement, The Taubman Realty Group Limited Partnership hereby executes and delivers this Agreement.

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

By:/s/ Steven E. Eder
Steven E. Eder,
its authorized signatory

Address for notices:

c/o The Taubman Company LLC
200 East Long Lake Road - Suite 300
Bloomfield Hills, Michigan 48304
Attention: Mr. Steven E. Eder

with copy to:

c/o The Taubman Company LLC
200 East Long Lake Road – Suite 300
Bloomfield Hills, Michigan 48304
Attention: Chris B. Heaphy
General Counsel

and

Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304-5048
Attention: Martin L. Katz, Esq.

ADMINISTRATIVE AGENT:

EUROHYPO AG, NEW YORK BRANCH

By:  /s/ John Lippmann
Name:    John Lippman
Title:       Director

By:  /s/ Stephen Cox
Name:   Stephen Cox
Title:      Director

Address for Notices:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, New York  10036
Attention: Head of Portfolio Operations

With a copy to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, New York  10036
Attention: Legal Director

Eurohypo AG, New York Branch
123 North Wacker Drive, Suite 2300
Chicago, Illinois  60606
Attention:  Maureen Slentz

and

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois  60661
Attention:  Mark C. Simon, Esq.

Counterpart Signature Page to Second Amended and Restated
Secured Revolving Credit Agreement dated November 1, 2007

BANK:

EUROHYPO AG, NEW YORK BRANCH

By:  /s/ John Lippmann
Name:  John Lippmann
Title:    Director

By:  /s/ Stephen Cox
Name:  Stephen Cox
Title:    Director

Loan Commitment: $65,000,000.00

Address for Notices:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, New York  10036
Attention: Head of Portfolio Operations

With a copy to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, New York  10036
Attention: Legal Director

Eurohypo AG, New York Branch
123 North Wacker Drive, Suite 2300
Chicago, Illinois  60606
Attention:  Maureen Slentz

and

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois  60661
Attention:  Mark C. Simon, Esq.

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

COMERICA BANK

By:  /s/ Kristine L. Vigliotti
Name:  Kristine L. Vigliotti
Title:    Vice President

Loan Commitment: $60,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Dennis Redpath
Name:  Dennis Redpath
Title:    Senior Vice President

Loan Commitment: $35,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

PNC BANK, NATIONAL ASSOCIATION

By:  /s/ James A. Colella
Name:  James A. Colella
Title:    Senior Vice President

Loan Commitment: $60,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

PB (USA) REALTY CORPORATION

By:  /s/ Olivia Lam
Name:  Olivia Lam
Title:    Assistant Treasurer

By:  /s/ Michael Rogers
Name:  Michael Rogers
Title:    Assistant Vice President

Loan Commitment: $50,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

JPMORGAN CHASE BANK, N.A.

By:  /s/ Dennis Jacobs
Name:  Dennis Jacobs
Title:    Senior Vice President

Loan Commitment: $50,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

RBS CITIZENS, N.A. d/b/a CHARTER ONE

By:  /s/ Michael E. Doyle
Name:  Michael E. Doyle
Title:    Assistant Vice President

Loan Commitment: $50,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

MIDFIRST BANK, a Federally Chartered Savings Association

By:  /s/ Chris Reeves
Name:  Chris Reeves
Title:    Vice President

Loan Commitment: $30,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

CALYON NEW YORK BRANCH

By:  /s/ John A. Wain
Name:  John A. Wain
Title:    Managing Director

By:  /s/ Daniel J. Reddy
Name:  Daniel J. Reddy
Title:    Director

Loan Commitment: $50,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

LANDESBANK HESSEN-THURINGEN GIROZENTRALE

By:  /s/ Jung Y, Chun
Name:  Jung Y, Chun
Title:    Vice President

By:  /s/ Robert W. Becker
Name:  Robert W. Becker
Title:    Senior Vice President

Loan Commitment: $35,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

FIFTH THIRD BANK, a Michigan Banking Corporation

By:  /s/ Kelly Dreske
Name:  Kelly Dreske
Title:   Assistant Vice President

Loan Commitment: $40,000,000.00

Counterpart Signature Page to
Second Amended and Restated Secured Revolving Credit Agreement

BANK:

BAYERISCHE LANDESBANK, NEW YORK BRANCH

By:  /s/ Mark Lehman
Name:  Mark Lehman
Title:    Second Vice President

By:  /s/ Thorsten Macke
Name:  Thorsten Macke
Title:    Vice President

Loan Commitment: $25,000,000.00

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of __________, 200__, between [insert name of assigning Bank] (“Assignor”) and [insert name of Assignee] (“Assignee”).

Preliminary Statement

1.           This Assignment and Assumption Agreement (this “Agreement”) relates to the Second Amended and Restated Secured Revolving Credit Agreement (as the same may be amended from time to time, the “Loan Agreement”) dated as of November 1, 2007 among Borrowers, the Banks party thereto and Administrative Agent.  All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

2.           Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made a Loan Commitment to Borrowers in the current principal amount of $____________ (“Assignor’s Loan Commitment”).

3.           Assignor desires to assign to Assignee all of the rights of Assignor under the Loan Agreement and other Loan Documents in respect of a portion of its Loan and Loan Commitment in an amount equal to $__________ (“Assigned Loan Commitment”) and a portion of the outstanding principal balance of Assignor’s Loan in the same proportion as the Assigned Loan Commitment bears to Assignor’s Loan Commitment (the “Assigned Loan”; the Assigned Loan Commitment and Assigned Loan referred to collectively as the “Assigned Loan and Commitment”); and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.                                Assignment.  Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment.  Upon the execution and delivery hereof by Assignor, Assignee, Borrowers (if applicable) and Administrative Agent and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Bank under the Loan Agreement and other Loan Documents with a Loan and a Loan Commitment in amounts equal to the Assigned Loan and Commitment and (2) the Loan and Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee.  Assignor represents and warrants that it (x) owns the Assigned Loan and Commitment free and clear of all liens and other encumbrances and (y) is legally authorized to enter into and perform this Agreement.  Except as set forth in the immediately preceding sentence, the assignment provided for herein shall be without representation or warranty by, or recourse to, Assignor.

SECTION 2.                                Payments.  As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof in immediately available funds an amount equal to the amount of the Assigned Loan.  It is understood that any fees paid to Assignor under the Loan Agreement are for the account of Assignor, except as Assignor and Assignee shall have otherwise agreed.  Assignor and Assignee shall prorate interest when and as received from Borrowers.  Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

SECTION 3.                                Consent of Borrower and Administrative Agent; Execution and Delivery of Notes.  This Agreement is conditioned upon the consent of Borrowers and of Administrative Agent pursuant to Section 12.05 of the Loan Agreement, except as otherwise provided in such section.  The execution of this Agreement by Borrowers and Administrative Agent is evidence of this consent.  Pursuant to Section 12.05 of the Loan Agreement, each Borrower has agreed to execute and deliver Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein.

SECTION 4.                                Non-Reliance on Assignor.  Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower or any other party to any Loan Document, or the validity and enforceability of the obligations of any Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document.  Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own analysis of the Collateral, credit analysis of each Borrower and decision to enter into this Agreement `and will continue to be responsible for making its own independent appraisal of the Collateral and of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

SECTION 5.                                Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York’s principles of conflicts of law).

SECTION 6.                                Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7.                                Certain Representations and Agreements by Assignee. Assignee represents and warrants that it is legally authorized to enter into and perform this Agreement.  In addition, Assignee represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified in Section 10.13 of the Loan Agreement and otherwise to comply with the provisions of said Section.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]
By
Name:
Title:
[NAME OF ASSIGNEE]
By
Name:
Title:
Applicable Lending Office:
Address for Notices:
[Assignee]
[Address]
Attention: _______________
Telephone: (___) ________
Facsimile: (___) ________

CONSENTS:	DOLPHIN MALL ASSOCIATES LLC, a Delaware limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:

          Steven E. Eder,

          its authorized signatory

FAIRLANE TOWN CENTER LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:

          Steven E. Eder,

          its authorized signatory

TWELVE OAKS MALL, LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:

         Steven E. Eder,

         its authorized signatory

EUROHYPO AG, NEW YORK BRANCH
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B

AUTHORIZATION LETTER

November 1, 2007

Eurohypo AG, New York Branch

1114 Avenue of the Americas, 29th Floor

New York, New York  10036

Attention:  Head of Portfolio Operations

Re:
Second Amended and Restated Secured Revolving Credit Agreement dated as of November 1, 2007 (the “Loan Agreement”; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement) among us, as Borrowers, the Banks named therein, and you, as Administrative Agent for said Banks

Ladies/Gentlemen:

In connection with the captioned Loan Agreement, each of us hereby designates any of the following persons to give to you instructions, including notices required pursuant to the Loan Agreement, orally, by telephone or teleprocess, or in writing:

Name:	Signature:
Alice Mah	____________________
Lisa A. Payne	____________________
Steven E. Eder	____________________
Instructions may be honored on the oral, telephonic, teleprocess or written instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them.  Each of us will furnish you with written confirmation of each such instruction signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

Without limiting the foregoing, each of us hereby unconditionally authorizes any one of the above-designated persons to execute and submit requests for advances of proceeds of the Loans, requests for the issuance of Letters of Credit and notices of Elections, Conversions and Continuations to you under the Loan Agreement with the identical force and effect in all respects as if executed and submitted by us.

You and the Banks shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you or the Banks be liable for special, consequential or punitive damages.  In addition, each of us agrees to hold you and the Banks and your and their respective agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Loan Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

Very truly yours,

DOLPHIN MALL ASSOCIATES LLC, a Delaware limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:

          Steven E. Eder,

          its authorized signatory

FAIRLANE TOWN CENTER LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:

          Steven E. Eder,

          its authorized signatory

TWELVE OAKS MALL, LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:

         Steven E. Eder,

         its authorized signatory

EXHIBIT C-1

AMENDED AND RESTATED

NOTE FOR DOLPHIN MALL ASSOCIATES LLC

$___________	New York, New York
November 1, 2007
For value received, DOLPHIN MALL ASSOCIATES LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of ________________________ or its successors or assigns (the “Bank”), at the office of Eurohypo AG, New York Branch (“Administrative Agent”), located at 1114 Avenue of the Americas, 29th Floor, New York, New York 10036 for the account of the Applicable Lending Office of the Bank, the principal sum of _______________ AND 00/100 Dollars ($__________.00), or if less, the amount loaned by the Bank to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement.  Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement.  The Loan Agreement provides in certain cases for the accrual and payment of interest at the Default Rate.  This Note evidences a portion of the indebtedness heretofore evidenced by that certain Second Consolidated, Amended and Restated Note dated of even date herewith (“Original Note”) made by Borrower to Eurohypo AG, New York Branch in the amount of One Hundred Thirty Nine Million Nine Hundred Thirty Seven Thousand Nine Hundred Fifty Six AND 17/100 Dollars ($139,937,956.17).  This Note continues, but does not extinguish, a portion of the indebtedness under the Original Note and does not constitute a novation.

The date and amount of each advance of the Loan made by the Bank to Borrower under the Loan Agreement, and each payment of said Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), may be endorsed by the Bank on the schedule attached hereto and any continuation thereof.

This Note is one of the Notes referred to in the Second Amended and Restated Secured Revolving Credit Agreement dated as of November 1, 2007 (as the same may be amended from time to time, the “Loan Agreement”) among Borrower, the Banks named therein (including the Bank), and Administrative Agent, as administrative agent for the Banks.  All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference.  All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

This Note is secured by, among other things, a Mortgage executed by Borrower, which contains, among other things, provisions for the acceleration of this Note upon the happening of certain stated events.  Reference to the Mortgage is hereby made for a description of the “Mortgaged Property” encumbered thereby and the rights of Borrower and the Banks (including the Bank) with respect to such Mortgaged Property.  In addition, the Loan Agreement contains, among other things, provisions for the acceleration of this Note upon the occurrence of certain stated events.

Borrower agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of the Banks and the owner or owners of any of the Mortgaged Property under the Mortgage, whether with or without notice to Borrower, and Borrower shall remain liable to pay the amount due hereunder in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided therein, according to the terms of any such agreement of extension or modification.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses.

Recourse under this Note shall be limited as set forth in Section 11.02 of the Loan Agreement.

All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

This Note shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York’s principles of conflicts of law), provided that, as to the maximum lawful rate of interest which may be charged or collected, if the Laws applicable to the Bank permit it to charge or collect a higher rate than the Laws of the State of New York, then such Law applicable to the Bank shall apply to the Bank under this Note.

Very truly yours,

DOLPHIN MALL ASSOCIATES LLC, a Delaware limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:___________________________

          Steven E. Eder,

          its authorized signatory

        THIS AMENDED AND RESTATED NOTE CONTINUES THE INDEBTEDNESS FORMERLY EVIDENCED BY THAT CERTAIN SECOND CONSOLIDATED, AMENDED AND RESTATED NOTE OF EVEN DATE HEREWITH EXECUTED BY BORROWER AND PAYABLE TO THE ORDER OF EUROHYPO AG, NEW YORK BRANCH (“PRIOR LENDER”), IN THE ORIGINAL PRINCIPAL AMOUNT OF $139,937,956.17 (“ORIGINAL NOTE”). FLORIDA DOCUMENTARY STAMP TAXES AND NON-RECURRING INTANGIBLE PERSONAL PROPERTY TAXES DUE IN CONNECTION WITH THE ORIGINAL NOTE WERE PAID UPON RECORDATION OF THAT CERTAIN MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT RECORDED AT OFFICIAL RECORDS BOOK 18816, PAGE 4432, IN THE PUBLIC RECORDS OF MIAMI-DADE COUNTY, FLORIDA.

        NO FLORIDA DOCUMENTARY STAMP TAXES OR NON-RECURRING INTANGIBLE PERSONAL PROPERTY TAXES ARE DUE IN CONNECTION WITH THE EXECUTION OF THIS NOTE BECAUSE IT IS AN EXEMPT RENEWAL UNDER FLORIDA STATUTES SECTION 201.09.

EXHIBIT C-2

PROMISSORY NOTE FOR FAIRLANE TOWN CENTER LLC

$___________	New York, New York
__________, ____
For value received, FAIRLANE TOWN CENTER LLC, a Michigan limited liability company (“Borrower”), hereby promises to pay to the order of ____________________________ or its successors or assigns (the “Bank”), at the office of Eurohypo AG, New York Branch (“Administrative Agent”), located at 1114 Avenue of the Americas, 29th Floor, New York, New York 10036 for the account of the Applicable Lending Office of the Bank, the principal sum of _____________________________________________________ Dollars ($_____________), or if less, the amount loaned by the Bank to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement.  Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement.  The Loan Agreement provides in certain cases for the accrual and payment of interest at the Default Rate.

The date and amount of each advance of the Loan made by the Bank to Borrower under the Loan Agreement, and each payment of said Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), may be endorsed by the Bank on the schedule attached hereto and any continuation thereof.

This Note is one of the Notes referred to in the Second Amended and Restated Secured Revolving Credit Agreement dated as of November 1, 2007 (as the same may be amended from time to time, the “Loan Agreement”) among Borrower, the other Borrowers named therein (the “Other Borrowers”), the Banks named therein (including the Bank), and Administrative Agent, as administrative agent for the Banks.  All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference.  All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

This Note is secured by, among other things, that certain Second Amended and Restated Mortgage from Borrower to Administrative Agent dated as of even date herewith (the “Fairlane Mortgage”), which contains, among other things, provisions for the acceleration of this Note upon the happening of certain stated events.  Reference to the Fairlane Mortgage is hereby made for a description of the “Mortgaged Property” encumbered thereby and the rights of Borrower and the Banks (including the Bank) with respect to such Mortgaged Property.  In addition, the Loan Agreement contains, among other things, provisions for the acceleration of this Note upon the occurrence of certain stated events.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses.

Recourse under this Note shall be limited as set forth in Section 11.02 of the Loan Agreement.

All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

This Note shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York’s principles of conflicts of law), provided that, as to the maximum lawful rate of interest which may be charged or collected, if the Laws applicable to the Bank permit it to charge or collect a higher rate than the Laws of the State of New York, then such Law applicable to the Bank shall apply to the Bank under this Note.

Very truly yours,

FAIRLANE TOWN CENTER LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:

Steven E. Eder,

an authorized signatory

EXHIBIT C-3

PROMISSORY NOTE FOR TWELVE OAKS MALL, LLC

$___________	New York, New York
__________, ____
For value received, TWELVE OAKS MALL, LLC, a Michigan limited liability company (“Borrower”), hereby promises to pay to the order of ____________________________ or its successors or assigns (the “Bank”), at the office of Eurohypo AG, New York Branch (“Administrative Agent”), located at 1114 Avenue of the Americas, 29th Floor, New York, New York 10036 for the account of the Applicable Lending Office of the Bank, the principal sum of _____________________________________________________Dollars ($_____________), or if less, the amount loaned by the Bank to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement.  Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement.  The Loan Agreement provides in certain cases for the accrual and payment of interest at the Default Rate.

The date and amount of each advance of the Loan made by the Bank to Borrower under the Loan Agreement, and each payment of said Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), may be endorsed by the Bank on the schedule attached hereto and any continuation thereof.

This Note is one of the Notes referred to in the Second Amended and Restated Secured Revolving Credit Agreement dated as of November 1, 2007 (as the same may be amended from time to time, the “Loan Agreement”) among Borrower, the other Borrowers named therein (the “Other Borrowers”), the Banks named therein (including the Bank), and Administrative Agent, as administrative agent for the Banks.  All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference.  All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

This Note is secured by, among other things, that certain Second Amended and Restated Mortgage from Borrower to Administrative Agent dated as of even date herewith (the “Twelve Oaks Mortgage”), which contains, among other things, provisions for the acceleration of this Note upon the happening of certain stated events.  Reference to the Twelve Oaks Mortgage is hereby made for a description of the “Mortgaged Property” encumbered thereby and the rights of Borrower and the Banks (including the Bank) with respect to such Mortgaged Property.  In addition, the Loan Agreement contains, among other things, provisions for the acceleration of this Note upon the occurrence of certain stated events.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses.

Recourse under this Note shall be limited as set forth in Section 11.02 of the Loan Agreement.

All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

This Note shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York’s principles of conflicts of law), provided that, as to the maximum lawful rate of interest which may be charged or collected, if the Laws applicable to the Bank permit it to charge or collect a higher rate than the Laws of the State of New York, then such Law applicable to the Bank shall apply to the Bank under this Note.

Very truly yours,

TWELVE OAKS MALL, LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By:

Steven E. Eder,

an authorized signatory

EXHIBIT D

MATERIAL AFFILIATES

(Shopping Centers and Shopping Centers under construction)

[BORROWER TO UPDATE]

	Shopping Center	Owner of the Shopping Center	% Owned by TRG
1.	Arizona Mills Tempe, AZ	Arizona Mills L.L.C., a Delaware limited liability company	50%
2.	Beverly Center Los Angeles, CA	LaCienega Partners Limited Partnership, a Delaware limited partnership	100%
3.	a) Cherry Creek Mall	Taubman-Cherry Creek Shopping Center, L.L.C., a Delaware limited liability company	50%
	b) Cherry Creek – West End Denver, CO	Taubman-Cherry Creek Limited Partnership, a Colorado limited partnership	50%
4.	Dolphin Mall Miami, FL	Dolphin Mall Associates LLC, a Delaware limited liability company	100%
5.	Fair Oaks Fairfax, VA	Fairfax Company of Virginia L.L.C., a Virginia limited liability company	50%
6.	Fairlane Town Center Dearborn, MI	Fairlane Town Center LLC, a Michigan limited liability company	100%
7.	Great Lakes Crossing Auburn Hills, MI	Taubman Auburn Hills Associates Limited Partnership, a Delaware limited partnership	100%
8.	International Plaza Tampa, FL	Tampa Westshore Associates Limited Partnership, a Delaware limited partnership	50.1%
9.	MacArthur Center Norfolk, VA	MacArthur Shopping Center LLC, a Delaware limited liability company	95%
10.	The Mall at Millenia Orlando, FL	Forbes Taubman Orlando, L.L.C., a Michigan limited liability company	50%
11.	Northlake Mall Charlotte, NC	TRG Charlotte LLC, a Delaware limited liability company	100%
12.	The Mall at Oyster Bay Oyster Bay, NY	Oyster Bay Associates Limited Partnership, a Delaware limited partnership	100%
13.	Regency Square Richmond, VA	Taubman Regency Square Associates, LLC, a Delaware limited liability company	100%
14.	The Mall at Short Hills Short Hills, NJ	Short Hills Associates L.L.C., a Delaware limited liability company	100%
15.	Stamford Town Center Stamford, CT	Rich-Taubman Associates, a Connecticut general partnership	50%
16.	Stony Point Fashion Park Richmond, VA	Stony Point Fashion Park Associates, L.L.C., a Delaware limited liability company	100%
17.	Sunvalley Concord, CA	Taubman Land Associates LLC, a Delaware limited liability company, fee owner Sunvalley Shopping Center LLC, a Delaware limited liability company, ground lessee	50%
18.	Twelve Oaks Mall Novi, MI	Twelve Oaks Mall, LLC, a Michigan limited liability company	100%
19.	Waterside Shops at Pelican Bay Naples, FL	Waterside Shops, LLC, a Delaware limited liability company	25%
20.	The Mall at Wellington Green - Wellington, FL	TJ Palm Beach Associates Limited Partnership, a Delaware limited partnership	90%
21.	Westfarms Mall West Hartford, CT	West Farms Mall, LLC, a Delaware limited liability company	78.94%
22.	The Shops at Willow Bend - Plano, TX	Willow Bend Shopping Center Limited Partnership, a Delaware limited partnership	100%
23.	Partridge Creek Clinton Township, MI	Partridge Creek Fashion Park LLC, a Delaware limited liability company Operating Lessee of the Center Partridge Creek Land LLC, a Delaware limited liability company Fee Owner/Ground Lessor	100%
24.	The Pier at Ceasar’s Atlantic City, NJ	Atlantic Pier Associates LLC, a Delaware limited liability company	77.5%

EXHIBIT E

SOLVENCY CERTIFICATE

This certificate is delivered pursuant to Section 4.01 of the Second Amended and Restated Secured Revolving Credit Agreement dated as of November 1, 2007 (the “Loan Agreement”) among Dolphin Mall Associates LLC, a Delaware limited liability company, Fairlane Town Center LLC, a Michigan limited liability company, Twelve Oaks Mall LLC, a Michigan limited liability company, the lenders party thereto (each a “Bank” and collectively, the “Banks”) and Eurohypo AG, New York Branch, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, “Administrative Agent”).  The __________ executing this certificate is the _______________ of _____________________, a ___________ (“__________”), and said ___________ is familiar with its properties, assets and businesses, and is duly authorized to execute this certificate on behalf of _____________________.  In executing this Certificate, such ________ is acting solely in [his] [her] capacity as the _________ of ________, and not in [his] [her] individual capacity.  Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

The undersigned further certifies that [he] [she] has carefully reviewed the Loan Agreement and the other Loan Documents and the contents of this Certificate and, in connection herewith, has made such investigation and inquiries as [he] [she] deems necessary and prudent therefor.  The undersigned further certifies that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

The undersigned understands that Administrative Agent and the Banks are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Agreement.

The undersigned certifies that ___________ is Solvent.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on _______, 2007.

EXHIBIT F

NOTICE-OF-ASSIGNMENT OF LEASE

(On Letterhead of Borrower)

_____________, 200__

[Name and Address of Tenant]

Re:	Lease Dated:
	Mortgagee:	Eurohypo AG, New York Branch (as administrative agent for itself and other lenders)
	Address of Mortgagee:	1114 Avenue of the Americas, 29th Floor New York, New York 10036 Attention: Head of Portfolio Operations
	Mortgage Dated:	November 1, 2007

Dear Sir/Madam:

The undersigned has assigned by a mortgage or deed of trust (the “Mortgage”) dated as shown above to or for the benefit of the Mortgagee identified above (hereinafter “Mortgagee”) all its estate, right, title and interest in, to and under the Lease between you and the undersigned dated as set forth above, as said Lease may have been heretofore modified or amended (the “Lease”), together with all right, title and interest of the undersigned as lessor thereunder, including, without limitation, the right upon the occurrence of an Event of Default (as defined in the Mortgage) to collect and receive all earnings, revenues, rents, issues, profits and income of the property subject to the Mortgage.

Said assignment does not impair or diminish any of our obligations to you under the provisions of the Lease, nor are any such obligations imposed upon Mortgagee or upon the lenders for whom Mortgagee is acting as administrative agent, or their respective successors or assigns.

Pursuant to said assignment you are hereby notified that in the event of a demand on you by Mortgagee or its successors and assigns for the payment to it of the rents due under the Lease, you may, and are hereby authorized and directed to, pay said rent to Mortgagee and we hereby agree that the receipt by you of such a demand shall be conclusive evidence of Mortgagee’s right to the receipt thereof and that the payment of the rents by you to Mortgagee pursuant to such demand shall constitute performance in full of your obligation under the Lease for the payment of rent to the undersigned.

NOTE: To be sent in accordance with notice requirements of the Lease.

Kindly indicate your receipt of this letter and your agreement to the effect set forth below by signing the enclosed copy thereof and mailing it to Mortgagee at its address identified above, attention:  __________________.

[BORROWER]
By:
Name:
Title:
The undersigned acknowledges receipt of the original of this letter and agrees for the benefit of Mortgagee that it shall notify Mortgagee of any default on the part of the landlord under the Lease which would entitle the undersigned to cancel the Lease or to abate the rent payable thereunder, and further agrees that, notwithstanding any provision of the Lease, no notice of cancellation thereof shall be effective unless Mortgagee has received the notice aforesaid and has failed within 30 days of the date thereof to cure, or if the default cannot be cured within 30 days has failed to commence and to diligently prosecute the cure, of landlord’s default which gave rise to the right to cancel.

[NAME OF TENANT]
By:
________________________,
its authorized officer

EXHIBIT G-1

ADVANCE REQUEST FOR
DOLPHIN MALL ASSOCIATES LLC

____________ ____, 200__

Eurohypo AG, New York Branch

1114 Avenue of the Americas, 29th Floor

New York, New York 10036

Attention:  __________________

Re:Dolphin Mall Associates LLC SecondAmended and Restated Secured Revolving Credit Agreement Draw
Dear Sir/Madam:

In accordance with Section 2.04 of the November 1, 2007 Second Amended and Restated Secured Revolving Credit Agreement among Dolphin Mall Associates LLC, Fairlane Town Center LLC and Twelve Oaks Mall LLC (as Borrowers), Eurohypo AG, New York Branch (as Administrative Agent) and the various lenders signatory thereto (as Banks), this letter serves as a request by Dolphin Mall Associates LLC for a [Base Rate Loan] [LIBOR Loan] advance of ________ Million Dollars ($__________) on ___________, 200__.  This is to certify that said funds will be used for ______________.

In the case of a LIBOR Loan advance, please set the Interest Period for _________ [days or months].

Based on a Property Debt Yield of ____%, the Applicable Margin for such advance is ____%.

Please wire the advance on __________, ___________, 200__.  The wire instructions are as follows:

Amount:	___________
Bank:
ABA #:
Account:
Account #:
If you have any questions, please call ___________ at (___) __________.

Sincerely,

______________, on behalf of

Dolphin Mall Associates LLC

EXHIBIT G-2

ADVANCE REQUEST FOR
FAIRLANE TOWN CENTER LLC

____________ ____, 200__

Eurohypo AG, New York Branch

1114 Avenue of the Americas, 29th Floor

New York, New York 10036

Attention:  __________________

Re:Fairlane Town Center LLC SecondAmended and Restated Secured Revolving Credit Agreement Draw
Dear Sir/Madam:

In accordance with Section 2.04 of the November 1, 2007 Second Amended and Restated Secured Revolving Credit Agreement among Dolphin Mall Associates LLC, Fairlane Town Center LLC and Twelve Oaks Mall LLC (as Borrowers), Eurohypo AG, New York Branch (as Administrative Agent) and the various lenders signatory thereto (as Banks), this letter serves as a request by Fairlane Town Center LLC for a [Base Rate Loan] [LIBOR Loan] advance of ________ Million Dollars ($__________) on ___________, 200__.  This is to certify that said funds will be used for ______________.

In the case of a LIBOR Loan advance, please set the Interest Period for _________ [days or months].

Based on a Property Debt Yield of ____%, the Applicable Margin for such advance is ____%.

Please wire the advance on __________, ___________, 200__.  The wire instructions are as follows:

Amount:	___________
Bank:
ABA #:
Account:
Account #:
If you have any questions, please call ___________ at (___) __________.

Sincerely,

______________, on behalf of

Fairlane Town Center LLC

EXHIBIT G-3

ADVANCE REQUEST FOR
TWELVE OAKS MALL LLC

____________ ____, 200__

Eurohypo AG, New York Branch

1114 Avenue of the Americas, 29th Floor

New York, New York 10036

Attention:  __________________

Re:Twelve Oaks Mall LLC Second Amended and Restated Secured Revolving Credit Agreement Draw
Dear Sir/Madam:

In accordance with Section 2.04 of the November 1, 2007 Second Amended and Restated Secured Revolving Credit Agreement among Dolphin Mall Associates LLC, Fairlane Town Center LLC and Twelve Oaks Mall LLC (as Borrowers), Eurohypo AG, New York Branch (as Administrative Agent) and the various lenders signatory thereto (as Banks), this letter serves as a request by Twelve Oaks Mall LLC for a [Base Rate Loan] [LIBOR Loan] advance of ________ Million Dollars ($__________) on ___________, 200__.  This is to certify that said funds will be used for ______________.

In the case of a LIBOR Loan advance, please set the Interest Period for _________ [days or months].

Based on a Property Debt Yield of ____%, the Applicable Margin for such advance is ____%.

Please wire the advance on __________, ___________, 200__.  The wire instructions are as follows:

Amount:	___________
Bank:
ABA #:
Account:
Account #:
If you have any questions, please call ___________ at (___) __________.

Sincerely,

______________, on behalf of

Twelve Oaks Mall LLC

EXHIBIT H

ACCEPTANCE LETTER

Eurohypo AG, New York Branch

1114 Avenue of the Americas, 29th Floor

New York, New York  10036

Attention:  Head of Portfolio Operations

Dolphin Mall Associates LLC

200 East Long Lake Road - Suite 300

Bloomfield Hills, Michigan 48304

Attention:  Steven E. Eder

Fairlane Town Center LLC

200 East Long Lake Road - Suite 300

Bloomfield Hills, Michigan 48304

Attention:  Steven E. Eder

Twelve Oaks Mall LLC

200 East Long Lake Road - Suite 300

Bloomfield Hills, Michigan 48304

Attention:  Steven E. Eder

Dear Sir/Madam:

We refer to the Second Amended and Restated Secured Revolving Credit Agreement, dated as of November 1, 2007, among Dolphin Mall Associates LLC, Fairlane Town Center LLC and Twelve Oaks Mall, LLC, as Borrowers; Eurohypo AG, New York Branch and the other lenders who have become a party to said Second Amended and Restated Secured Revolving Credit Agreement as original signatories thereto or through the execution of Assignment and Assumption Agreements prior to the date hereof, as Banks; and Eurohypo AG, New York Branch, as Administrative Agent.  Said Secured Revolving Credit Agreement, as amended from time to time, is hereinafter referred to as the “Loan Agreement”.  Capitalized terms not otherwise defined herein shall have the respective definitions given them in the Loan Agreement.

You and we hereby acknowledge and agree that, pursuant to Section 2.19 of the Loan Agreement, we are hereby made a party to the Loan Agreement, and for all purposes of the Loan Agreement shall be, and shall have all the rights and obligations of, a Bank, with a Loan Commitment in the amount of $_________.  Each of you acknowledges your consent to our becoming a Bank and to the amount of our Loan Commitment.

We shall, pursuant to and when and as described in paragraph (c) of Section 2.19 of the Loan Agreement, remit to Administrative Agent a principal amount equal to the “Outstanding Percentage” of our Loan Commitment.

Set forth beneath our signature are the location of our Applicable Lending Office(s) and our address for notices under the Loan Agreement.

Kindly indicate your agreement with the foregoing by your execution below.

Very truly yours,
[NEW BANK]
By
Name:
Title:
Address for notices:
Applicable Lending Office:
Agreement acknowledged this
___ day of ______________, 200__.
DOLPHIN MALL ASSOCIATES LLC
By
Name:
Title:
FAIRLANE TOWN CENTER LLC
By
Name:
Title:
TWELVE OAKS MALL LLC
By
Name:
Title:
Agreement acknowledged this
___ day of ______________, 200__.
EUROHYPO AG, NEW YORK BRANCH, as Administrative Agent
By
Name:
Title:

By
Name:
Title:

EXHIBIT I

INSURANCE REQUIREMENTS

I.	Insurance Policies.

(a)  Each Borrower shall obtain and maintain, or cause to be maintained, insurance for such Borrower and the Mortgaged Property providing at least the following coverages:

(i)  comprehensive - “All Risk” insurance, on the Improvements and the personal property owned by Borrower at the Mortgaged Property (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and such personal property at the Mortgaged Property waiving all co-insurance provisions; (C) providing for no deductible in excess of – Two Hundred Fifty Thousand and No/100 Dollars ($250,000) for all such insurance coverage; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Mortgaged Property shall at any time constitute legal non-conforming structures or uses.  In addition, Borrower shall also insure costs of demolition and increased cost of construction (which insurance may have a sublimit of $5,000,000). The insurance policy shall be endorsed to also provide guaranteed building replacement cost to the building in an amount to be subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld.  (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Notes or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Administrative Agent shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Administrative Agent in the event the Mortgaged Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

(ii)  The commercial property and business income insurance required under subsections a(i) above and (iv) below shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under section a(i) above and (iv) below at all times during the term of the Loan; provided, however, notwithstanding the foregoing, (A) Borrower may maintain such coverage through a blanket policy for terrorism insurance with a Required Deductible not in excess of Two Hundred Fifty Thousand Dollars ($250,000) (the “Required Terrorism Deductible”) or such higher deductible if Borrower provides Administrative Agent a Letter of Credit in an amount equal to the difference between the actual deductible and the Required Terrorism Deductible, which Letter of Credit may be drawn upon by Administrative Agent upon the occurrence of a Casualty to pay such amount that would have been paid by the issuer of the Policies if the Required Terrorism Deductible had been maintained or (B) Borrower may maintain such coverage through a separate policy in an amount equal to the lesser of (i) the Full Replacement Cost and (2) the Agreed Minimum Replacement Value; provided, however that Borrower shall not be required to spend more than an amount equal to the Terrorism Cap.  The “Agreed Minimum Replacement Value”, which includes amounts for rent and business interruption, shall mean One Hundred Five Million Seven Hundred Five Thousand Dollars ($105,705,000) with respect to Fairlane, One Hundred Thirteen Million Seven Hundred Thousand Dollars ($113,700,000) with respect to Twelve Oaks, One Hundred Fifty-Six Million Two Hundred Three Thousand Eight Hundred Thirty-Eight Dollars ($156,203,838) with respect to Dolphin and a similarly established (and reasonable) replacement value for any additional Property.  The “Terrorism Cap” shall mean 0.1607% of the Agreed Minimum Replacement Value of each Property.

(iii)  commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Mortgaged Property, such insurance (A) to be on the so-called “occurrence” form with an occurrence limit of not less than One Million and No/100 Dollars ($1,000,000.00) and an aggregate limit of not less than Two Million and No/100 Dollars ($2,000,000.00); (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Administrative Agent by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts;  (5) contractual liability covering the indemnities contained in the Mortgage to the extent the same is available and (6) providing for no self insured retention of greater then $150,000.

(iv)  business income insurance (A) with loss payable to Administrative Agent (for the benefit of the Banks); (B) covering all risks required to be covered by the insurance provided for in subsection (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and personal property, fixtures and equipment has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the Mortgaged Property gross income from the Mortgaged Property for a period from the date of loss to a date (assuming total destruction) which is six (6) months from the date that the Mortgaged Property is repaired or replaced and operations are resumed.  The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Mortgaged Property for the succeeding  twelve (12) month period.  All proceeds payable to Administrative Agent pursuant to this subsection shall be held by Administrative Agent and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Notes; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance.  Notwithstanding the foregoing, so long as no Event of Default exists, Borrower may use such business interruption proceeds for operating expenses and interest on the Loan;

(v)  at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the “All Risk” coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk all risk completed value form or its equivalent(1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Mortgaged Property, and (4) with an agreed amount endorsement waiving co-insurance provisions. Such insurance policy shall include coverage for:

(a)           loss suffered with respect to materials, equipment, machinery, and supplies whether on-site, in transit, or stored off-site and with respect to temporary structures, hoists, sidewalks, retaining walls, and underground property;

(b)           soft costs, plans and specifications, blueprints and models in connection with any restoration following a casualty;

(c)           demolition and increased cost of construction, including, without limitation, increased costs arising out of changes in applicable laws and codes;

(d)           debris removal (which insurance under clause (c) and (d) may contain a sublimit of $5,000,000);

(e)           rental and/or business income on an actual loss sustained basis with delay of opening rents for a period of 24 months.

Such Policy shall name the Administrative Agent under a non-contributing New York type of standard mortgagee clause or an equivalent endorsement satisfactory to the Administrative Agent and as “Loss Payee” as respects rental/business income insurance.  If the insurance required is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost to the building and such tenant improvements in an amount to be subject to the consent shall not be unreasonably withheld.

(vi)  workers’ compensation, subject to the statutory limits of the state in which the Mortgaged Property is located, and employer’s liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000.00) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000.00) for disease aggregate in respect of any work or operations on or about the Mortgaged Property, or in connection with the Mortgaged Property or its operation (if applicable);

(vii)  comprehensive boiler and machinery insurance, if applicable, covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss in amounts as shall be reasonably required by Administrative Agent on terms consistent with the commercial property insurance policy required under subsection (i) above;

(viii)  umbrella liability insurance in addition to primary coverage in an amount not less than Fifty Million and No/100 Dollars ($50,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below;

(ix)  motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00);

(x)  so-called “dramshop” insurance or other liability insurance required in connection with the sale of alcoholic beverages;

(xi)  insurance against employee dishonesty in an amount not less than one (1) month of Gross Income From Operations from the Mortgaged Property and with a deductible not greater than One Hundred Thousand and No/100 Dollars ($100,000.00); and

(xii)  upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Administrative Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Mortgaged Property located in or around the region in which the Mortgaged Property is located.

(b)  All insurance provided for in Paragraph I(a) of this Exhibit  shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and, to the extent not specified above, shall be subject to the approval of Administrative Agent as to deductibles, loss payees and insureds, such approval not to be unreasonably withheld or delayed.  Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Administrative Agent, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Administrative Agent of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by the applicable Borrower to Administrative Agent.

(c)  Any blanket insurance Policy shall specifically allocate to the Mortgaged Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Mortgaged Property in compliance with the provisions of Paragraph I(a) of this Exhibit .

(d)  Such other types and amounts of insurance with respect to Borrower, the Premises, and Improvements and the operations thereof that are commonly maintained by prudent property owners of other property and buildings similar to the premises in nature, use, location, location, height, and type of construction, as may from time to time be reasonably required by the Administrative Agent.

(e)  All Policies of insurance provided for or contemplated by Paragraph I(a) of this Exhibit, shall be primary coverage and, except for the Policy referenced in Paragraph I(a)(vi) of this Exhibit, shall name the applicable Borrower as the insured and Administrative Agent (for the benefit of the Banks) and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood, earthquake and terrorism insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Administrative Agent, for the benefit of the Banks, providing that the loss thereunder shall be payable to Administrative Agent.  No Borrower shall procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Administrative Agent or the applicable Borrower to collect any proceeds under any of the Policies.  The policy and certificates of insurance must exactly state the following:

Eurohypo AG, New York Branch, its successors and assigns, 1114 Avenue of the Americas, 29th  Floor, New York, NY 10036

•	Administrative Agent (for the benefit of the Banks) must be named first Mortgagee with respect to the building

•	Loss payee with respect to loss of rents or business income loss and extended period of indemnity

•	Additional insured with respect to general liability (primary and excess)

(f)  All Policies of insurance provided for in Paragraph I(a) of this Exhibit , except for the Policies referenced in Paragraph I(a)(v) and (a)(viii) of this Exhibit shall contain clauses or endorsements to the effect that:

(i)  no act or negligence of a Borrower, or anyone acting for a Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned;

(ii)  the Policy shall not be canceled or permitted to lapse without at least thirty (30) days’ written notice to Administrative Agent and any other party named therein as an additional insured and, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

(iii)  neither Administrative Agent nor the Banks shall be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(g)  If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent, on behalf of the Banks, shall have the right, upon prior notice to Borrowers and a reasonable opportunity to cure (unless such insurance has expired or is about to expire, in which case Administrative Agent, on behalf of the Banks, shall have the right, without notice to Borrowers or opportunity to cure), to take such action as Administrative Agent deems necessary to protect its interest in the Mortgaged Property, including, without limitation, the obtaining of such insurance coverage as Administrative Agent in its sole discretion deems appropriate and all premiums incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the applicable Borrower to Administrative Agent upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(h)  In the event of foreclosure of the Mortgage or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the indebtedness evidenced by the Notes, all right, title and interest of any Borrower in and to the Policies that are not blanket Policies then in force concerning the Mortgaged Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent or other transferee in the event of such other transfer of title.

II.	Insurance Company.

The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Mortgaged Property is located and having a current A.M. Best rating of A:X or greater.

EXHIBIT J

DOLPHIN RESIDUAL PARCELS

PARCEL 2 – LEGAL DESCRIPTION

A PARCEL OF LAND LYING IN THE WEST THREE-FIFTHS (3/5) OF SECTION 31, TOWNSHIP 53 SOUTH, RANGE 40 EAST, MIAMI-DADE COUNTY, FLORIDA.  SAID PARCEL ALSO BEING A PORTION OF TRACTS ‘A’ AND ‘B’ OF ‘DOLPHIN MALL’, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 156, PAGE 82, OF THE PUBLIC RECORDS OF MIAMI-DADE COUNTY, FLORIDA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHEAST CORNER OF SAID TRACT ‘B’;

THENCE S01°43’40”E ALONG THE EAST LINE OF SAID TRACT ‘B’, A DISTANCE OF 359.65 FEET;

THENCE S88°16’20”W, A DISTANCE OF 450.13 FEET TO THE POINT OF BEGINNING TO A POINT OF A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST, ITS CENTER BEARING S18°02’21”W TO THE RADIAL POINT;

THENCE SOUTHEASTERLY, ALONG THE ARC OF SAID CURVE, TO THE LEFT, HAVING A CENTRAL ANGLE OF 15°47’32” AND A RADIUS OF 1190.00 FEET FOR AN ARC DISTANCE OF 327.99 FEET TO A POINT ON A TANGENT LINE;

THENCE S33°49’40”E, A DISTANCE OF 124.93 FEET TO A POINT ON THE ARC OF A TANGENT CURVE;

THENCE SOUTHEASTERLY ALONG SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 32°06’00” AND A RADIUS OF 1110.00 FEET FOR AN ARC DISTANCE OF 621.88 FEET TO A POINT ON A TANGENT LINE;

THENCE S01°43’40”E, A DISTANCE OF 175.21 FEET;

THENCE S89°33’58”W, A DISTANCE OF 25.01 FEET;

THENCE S01°43’40”E, A DISTANCE OF 25.01 FEET;

THENCE S89°33’58”W, A DISTANCE OF 226.08 FEET;

THENCE N00°26’02”W, A DISTANCE OF 15.00 FEET;

THENCE N81°48’49”W, A DISTANCE OF 15.00 FEET;

THENCE N08°11’11”E, A DISTANCE OF 551.00 FEET TO A POINT ON THE ARC OF A TANGENT CURVE;

THENCE NORTHEASTERLY, NORTHERLY, AND NORTHWESTERLY ALONG SAID CURVE, TO THE LEFT, HAVING A CENTRAL ANGLE OF 54°53’31” AND A RADIUS OF 310.00 FEET FOR AN ARC DISTANCE OF 296.99 FEET TO A POINT OF A REVERSE CURVE;

THENCE NORTHWESTERLY ALONG SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 13°48’39” AND A RADIUS OF 690.00 FEET FOR AN ARC
DISTANCE OF 166.32 FEET TO A POINT ON THE ARC OF A TANGENT CURVE;

THENCE NORTHWESTERLY, NORTHERLY, AND NORTHEASTERLY ALONG SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 106°50’54” AND A RADIUS OF 40.00 FEET FOR AN ARC DISTANCE OF 74.59 FEET TO A POINT ON THE ARC OF A COMPOUND CURVE;

THENCE EASTERLY ALONG SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 19°59’01” AND A RADIUS OF 316.00 FEET FOR AN ARC DISTANCE OF 110.21 FEET TO A POINT ON A NON-TANGENT LINE, ITS CENTER BEARING N03°56’14”E FROM THE RADIAL POINT;

THENCE S17°23’57”E, A DISTANCE OF 27.02 FEET;

THENCE N71°57’50”E, A DISTANCE OF 25.01 FEET TO THE POINT OF BEGINNING;
SAID LAND CONTAINING 4.15 ACRES, MORE OR LESS.

PARCEL 3 – LEGAL DESCRIPTION

A PARCEL OF LAND LYING IN THE WEST THREE-FIFTHS (3/5) OF SECTION 31, TOWNSHIP 53 SOUTH, RANGE 40 EAST, MIAMI-DADE COUNTY, FLORIDA.  SAID PARCEL ALSO BEING A PORTION OF TRACT ‘A’, OF ‘DOLPHIN MALL’, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 156, PAGE 82, OF THE PUBLIC RECORDS OF MIAMI-DADE COUNTY, FLORIDA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGIN AT THE NORTHEAST CORNER OF TRACT ‘E’;

THENCE N89°42’11”W, A DISTANCE OF 317.55 FEET TO A POINT ON THE ARC OF NON-TANGENT CURVE CONCAVE TO THE WEST, ITS CENTER BEARING S74°56’21”E FROM THE RADIUS POINT;

THENCE NORTHERLY, ALONG THE ARC OF SAID CURVE, HAVING A CENTRAL ANGLE OF 15°55’35” AND A RADIUS OF 566.16 FEET FOR AN ARC DISTANCE OF 157.37 FEET TO A POINT OF REVERSE CURVATURE OF A TANGENT CURVE CONCAVE TO THE SOUTHEAST;

THENCE NORTHERLY, NORTHEASTERLY, AND EASTERLY ALONG THE ARC OF SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 90°43’11” AND A RADIUS OF 25.00 FEET FOR AN ARC DISTANCE OF 39.58 FEET TO A POINT OF TANGENCY;

THENCE N89°33’58”E, A DISTANCE OF 226.70 FEET TO A POINT OF CURVATURE OF A TANGENT CURVE, CONCAVE TO THE SOUTHWEST;

THENCE EASTERLY, SOUTHEASTERLY, AND SOUTHERLY ALONG SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 85°22’31” AND A RADIUS OF 25.00 FEET FOR AN ARC DISTANCE OF 37.25 FEET TO A POINT OF REVERSE CURVATURE OF A TANGENT CURVE CONCAVE TO THE EAST;

THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE, TO THE LEFT, HAVING A CENTRAL ANGLE OF 3°54’25” AND A RADIUS OF 1190.00 FEET FOR AN ARC DISTANCE OF 81.14 FEET TO A POINT OF TANGENCY;

THENCE S08°53’55”E, A DISTANCE OF 79.29 FEET TO THE POINT OF BEGINNING;

SAID LANDS CONTAINING 1.20 ACRES, MORE OR LESS.

PARCEL 5 – LEGAL DESCRIPTION

A parcel of land lying in the West three-fifths (3/5) of Section 31, Township 53 South, Range 40 East, Miami-Dade County, Florida.  Said parcel also being a portion of Tracts ‘A’ and ‘B’ of ‘Dolphin Mall’, according to the plat thereof, as recorded in plat book 156, page 82, of the public records of Miami-Dade County, Florida and being more particularly described as follows:

Commence at the Northeast corner of said Tract ‘B’;

THENCE S01°43’40”W along the East line of said Tract ‘B’, a distance of 1552.32 feet;

THENCE S88°16’20”W, a distance of 1434.16 feet to the POINT OF BEGINNING;

THENCE S89°59’34”W, a distance of 7.07 feet to a point of curvature of a non-tangent curve concave to the West, its center bearing N72°41’36”E to the radial point;

THENCE Southwesterly along the arc of said curve, to the right, having a central angle of 53°24’17” and a radius of 69.65 feet for an arc distance of 64.92 feet to a point of curvature of a tangent compound curve concave to the Northwest;

THENCE Southwesterly, Westerly, and Northwesterly, along said curve, to the right, having a central angle of 93°23’29” and a radius of 213.88 feet for an arc distance of 348.63 feet to a point on a tangent line;

THENCE N47°05’22”W, a distance of 13.01 feet;

THENCE N24°44’17”E, a distance of 272.27 feet;

THENCE S34°12’05”E, a distance of 118.42 feet;

THENCE S84°05’58”E, a distance of 85.58 feet to a point of curvature of a tangent curve concave to the Southwest;

THENCE Easterly and Southeasterly along said curve, to the right, having a central angle of 66°29’02” and a radius of 83.56 feet for an arc distance of 96.96 feet to the POINT OF BEGINNING;

Said lands containing 1.39 acres, more or less.

PARCEL 6 – LEGAL DESCRIPTION

A PARCEL OF LAND LYING IN THE WEST THREE-FIFTHS (3/5) OF SECTION 31, TOWNSHIP 53 SOUTH, RANGE 40 EAST, MIAMI-DADE COUNTY, FLORIDA.  SAID PARCEL LYING SOUTH OF A LINE FORMED AT RIGHT ANGLES FROM THE INTERSECTION OF A LINE 285.00 FEET NORTH OF AND PARALLEL WITH THE NORTH LINE OF THE SOUTH ONE-HALF (1/2) OF SAID SECTION 31 AND THE EAST LINE OF SAID WEST THREE-FIFTHS (3/5) OF SAID SECTION 31, LYING EAST OF THE EASTERLY RIGHT-OF-WAY LINE OF N.W. 112TH AVENUE, LYING NORTH OF THE NORTHERLY RIGHT-OF-WAY LINE OF N.W. 17TH STREET, AND LYING WEST OF SAID EAST LINE OF SAID WEST THREE-FIFTHS (3/5) OF SAID SECTION 31, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT SAID INTERSECTION ON SAID EAST LINE OF SAID WEST THREE-FIFTHS (3/5) OF SAID SECTION 31 AND SAID LINE 285.00 FEET NORTH OF AND PARALLEL WITH THE NORTH LINE OF SAID SOUTH HALF (1/2) OF SAID SECTION 31;

THENCE S01°43’ 40”E ALONG SAID EAST LINE A DISTANCE OF 1451.23 FEET;

THENCE S88°16’ 20”W A DISTANCE OF 2161.12 FEET TO A POINT OF CURVATURE OF A NON-TANGENT CURVE CONCAVE TO THE SOUTH, A RADIAL LINE OF SAID CURVE THROUGH SAID POINT HAVING A BEARING OF N12°00’ 09”E, SAID POINT ALSO BEING THE POINT OF BEGINNING;

THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE, TO THE LEFT, HAVING A CENTRAL ANGLE OF 11°43’23” AND A RADIUS OF 160.00 FEET FOR AN ARC DISTANCE OF 32.74 FEET TO A POINT OF TANGENCY;

THENCE S83°09’ 20”W A DISTANCE OF 118.90 FEET TO A POINT ON THE ARC OF A TANGENT CURVE CONCAVE TO THE NORTHWEST;

THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 08°12’51” AND A RADIUS OF 770.00 FEET FOR AN ARC DISTANCE OF 110.39 FEET TO A POINT OF TANGENCY;

THENCE N88°37’ 49”W A DISTANCE OF 102.06 FEET TO A POINT ON THE ARC OF A TANGENT CURVE CONCAVE TO THE NORTHEAST;

THENCE WESTERLY, NORTHWESTERLY, AND NORTHERLY ALONG THE ARC OF SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 96°30’06” AND A RADIUS OF 25.00 FEET FOR AN ARC DISTANCE OF 42.11 FEET TO A POINT OF REVERSE CURVATURE OF A TANGENT CURVE CONCAVE TO THE WEST;

THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 23°44’56” AND A RADIUS OF 258.00 FEET FOR AN ARC DISTANCE OF 106.94 FEET TO A POINT OF REVERSE CURVATURE OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHEAST, A RADIAL LINE OF SAID CURVE THROUGH SAID POINT HAVING A BEARING N75°00’ 31”W;

THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE, TO THE RIGHT, HAVING A CENTRAL ANGLE OF 52°14’52” AND A RADIUS OF 18.00 FEET FOR AN ARC DISTANCE OF 16.41 FEET TO A POINT OF TANGENCY;

THENCE N67°14’ 21”E A DISTANCE OF 84.25 FEET;

THENCE S84°02’ 05”E A DISTANCE OF 274.83 FEET TO A POINT ON THE ARC OF A TANGENT CURVE CONCAVE TO THE NORTHWEST;

THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE, TO THE LEFT, HAVING A CENTRAL ANGLE OF 32°32’28” AND A RADIUS OF 82.50 FEET FOR AN ARC DISTANCE OF 46.86 FEET TO A POINT ON A NON-TANGENT LINE, ITS CENTER BEARING S26°34’33”E TO THE RADIAL POINT;

THENCE S05°02’ 10”W A DISTANCE OF 141.57 FEET TO THE POINT OF BEGINNING;
SAID LANDS CONTAINING 2.16 ACRES MORE OR LESS.